April 9, 2025

Dear Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of First Northern Community Bancorp (the “Company”) on Tuesday, May 13, 2025, at 5:30 p.m., local time.  The meeting will be held at First Northern Bank’s Operations Center located at 210 Stratford Avenue in Dixon, California.
At the meeting, shareholders will be asked to elect as directors the ten individuals nominated by the Board of Directors, to approve the First Northern Community Bancorp 2026 Stock Incentive Plan (which will replace the current 2016 Stock Incentive Plan that is scheduled to expire in March 2026), to approve the First Northern Community Bancorp 2026 Employee Stock Purchase Plan (which will replace the current 2016 Employee Stock Purchase Plan that is scheduled to expire in March 2026), to ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and to address such other matters as may properly come before the Annual Meeting or any adjournment thereof.  The accompanying Proxy Statement provides detailed information about the nominees for director, the independent registered public accounting firm, and other matters regarding the Annual Meeting.  Included with this Proxy Statement is the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Board of Directors recommends that you vote “FOR” the election of the ten directors nominated, “FOR” the proposal to approve the First Northern Community Bancorp 2026 Stock Incentive Plan, “FOR” the proposal to approve the First Northern Community Bancorp 2026 Employee Stock Purchase Plan, and “FOR” ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
It is very important that as many shares as possible be represented at the meeting.  Whether or not you plan to attend the Annual Meeting, we respectfully ask that you sign and return the enclosed proxy in the postage–paid envelope as soon as possible.  So that we may provide adequate seating and refreshments, please be sure to indicate whether or not you plan to attend the Annual Meeting in person by completing the bottom portion of the proxy form.

We look forward to seeing you at the meeting on May 13th.

Sincerely,

Jeremiah Z. Smith
President and Chief Executive Officer

Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 13, 2025
To the Shareholders of First Northern Community Bancorp:
The 2025 Annual Meeting of Shareholders of First Northern Community Bancorp (the “Company”) will be held at First Northern Bank’s Operations Center located at 210 Stratford Avenue, Dixon, California 95620, on Tuesday, May 13, 2025, at 5:30 p.m., local time, to:
1.
Elect the following ten (10) directors, each to serve until the next Annual Meeting of Shareholders, until their successors are elected and qualified, or until an individual director has reached the mandatory retirement age of 75 years (or, if approved by the Board of Directors, at the adjournment of the first meeting of the Board of Directors following his or her 75th birthday):

Patrick R. Brady Richard M. Martinez           Mark C. Schulze
John M. Carbahal  Foy S. McNaughton            Jeremiah Z. Smith
Gregory DuPratt Sean P. Quinn   Louise A. Walker
Barbara A. Hayes
2.
Approve the First Northern Community Bancorp 2026 Stock Incentive Plan (which will replace the First Northern Community Bancorp 2016 Stock Incentive Plan) (the “2026 Stock Incentive Plan”).  A summary of the material terms of the 2026 Stock Incentive Plan can be found on page 34.

3.
Approve the First Northern Community Bancorp 2026 Employee Stock Purchase Plan (which will replace the First Northern Community Bancorp 2016 Employee Stock Purchase Plan) (the “2026 ESPP”).  A summary of the material terms of the 2026 ESPP can be found on page 40.

4.
Ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP to act as the independent registered public accounting firm of First Northern Community Bancorp for the fiscal year ending December 31, 2025.

5.	Act upon such other matters as may properly come before such meeting or any adjournment or postponement thereof.
All of the above matters are more fully described in the accompanying Proxy Statement.
Shareholders of record at the close of business on March 31, 2025, are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
You are strongly encouraged to complete, sign, date and return as promptly as possible, the accompanying proxy card in the return envelope provided for your use.  The giving of such proxy will not affect your right to revoke such proxy prior to or during the meeting.
BY ORDER OF THE
BOARD OF DIRECTORS

Sean P. Quinn Jeremiah Z. Smith
Chairman of the Board                        President and Chief Executive Officer
Dated: April 9, 2025

Table of Contents

2025 Annual Meeting Of Shareholders	1
Voting Rights and Vote Required	1
Voting of Proxies—Quorum	3
Revocability of Proxy	3
Proposal 1 Nomination and Election of Directors	3
Nominees	4
Board Oversight of Risk Management	8
Committees of the Board of Directors of the Company and the Bank	8
Compensation Committee Report	11
Board of Directors Meetings	12
Director Independence	12
Director Compensation	13
Report of Audit Committee	15
Audit and Non-Audit Fees	16
Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm	16
Security Ownership of Certain Beneficial Owners and Management	17
Executive Officers	19
Executive Compensation	19
Proposal 2 Approval of the First Northern Community Bancorp 2026 Stock Incentive Plan	34
Proposal 3 Approval of the First Northern Community Bancorp 2026 Employee Stock Purchase Plan	40
Proposal 4 Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm	44
Transactions with Related Persons	45
Insider Lending Policy	45
Securities Trading Guidelines	45
Delinquent Section 16(A) Reports	45
Information Available to Shareholders	45
Shareholder Proposals	46
Other Matters	47
APPENDIX A FIRST NORTHERN COMMUNITY BANCORP 2026 STOCK INCENTIVE PLAN	App A
APPENDIX B FIRST NORTHERN COMMUNITY BANCORP 2026 EMPLOYEE STOCK PURCHASE PLAN	App B

FIRST NORTHERN COMMUNITY BANCORP
195 North First Street, Dixon, California 95620
PROXY STATEMENT
2025 Annual Meeting Of Shareholders
This Proxy Statement is furnished to the shareholders of First Northern Community Bancorp (the “Company”) in connection with the solicitation of proxies to be used in voting at the 2025 Annual Meeting of Shareholders of the Company to be held on May 13, 2025, at First Northern Bank’s Operations Center located at 210 Stratford Avenue, Dixon, California, at 5:30 p.m., local time, and at any adjournment or postponement thereof.  The solicitation of proxies in the form accompanying this Proxy Statement is made by the Board of Directors of the Company, and the costs of such solicitation, including the expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in this solic itation of proxies, will be borne by the Company.  It is contemplated that proxies will be solicited through the mail, but officers and staff of the Company may solicit proxies personally.  The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies.  The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by the Company.
It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on or about April 9, 2025.
A proxy for the Annual Meeting is enclosed.  Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by delivering an instrument revoking it, or a duly executed proxy bearing a later date, to our Corporate Secretary at 195 North First Street, Dixon, California 95620.  In addition, a proxy will be revoked if the person executing the proxy is present at the Annual Meeting and advises the Chairman of his or her election to vote in person.
The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Annual Meeting; action with respect to procedural matters pertaining to the conduct of the Annual Meeting; and election of any person to serve as a director in lieu of a bona fide nominee named herein, if such nominee is unable or unwilling to serve.
UNLESS REVOKED, ALL SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED IN SUCH PROXY OR, IF NOT SPECIFIED, THEN IN FAVOR OF THE ELECTION OF THE TEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF APPROVAL OF THE 2026 STOCK INCENTIVE PLAN, IN FAVOR OF APPROVAL OF THE 2026 ESPP AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MOSS ADAMS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025, AND IN THE DISCRETION OF THE PROXYHOLDERS WITH RESPECT TO ALL OTHER PROPOSALS PROPERLY BROUGHT BEFORE THE MEETING.
Voting Rights and Vote Required
Only shareholders of record at the close of business on the record date of March 31, 2025, will be entitled to vote in person or by proxy at the Annual Meeting.  On the record date, there were 15,897,929 shares of our common stock outstanding.

Shareholders of common stock of the Company are entitled to one vote for each share held, except that in the election of directors, under California law and the Bylaws of the Company, each shareholder may be eligible to exercise cumulative voting rights for the election of directors and may be entitled to as many votes as shall equal the number of shares of common stock of the Company held by such shareholder multiplied by the number of directors to be elected, and such shareholder may cast all of such votes for a single nominee or may distribute them among two or more nominees.  No shareholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected) unless the name(s) of the candidate(s) has (have) been placed in nomination prior to voting in accordance with Article III, Section 23 of the Company’s Bylaws (which requires that nominations made other than by the Board of Directors be made in writing at least 30 and not more than 60 days prior to any meeting of shareholders called for the election of directors) and a shareholder has given notice to the Company of an intention to cumulate votes prior to the voting in accordance with Article II, Section 13 of the Company’s Bylaws.  If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated, in the discretion of the proxyholders, in accordance with the recommendation of the Board of Directors.  Discretionary authority to cumulate votes in such event is, therefore, solicited in this Proxy Statement.
The vote required to approve each proposal is as follows:
1.
In the election of directors, the ten nominees receiving the highest number of votes will be elected.  It is required that all shareholders who hold their shares in “street name” provide voting instructions for nominees as brokerage firms, banks and other such nominees no longer have discretionary authority to vote your shares for you; therefore, we respectfully request that you provide voting instructions to your broker, bank or other nominee if your shares are held in “street name”.

2.	Approval of the 2026 Stock Incentive Plan will require the affirmative vote of a majority of the shares of the Company’s common stock represented and entitled to vote at the Annual Meeting.

3.	Approval of the 2026 ESPP will require the affirmative vote of a majority of the shares of the Company’s common stock represented and entitled to vote at the Annual Meeting.

4.
Ratification of the appointment by the Audit Committee of the Board of Directors of the independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee.  Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.  If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote.  Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum.  Your broker or other nominee has discretionary authority to vote your shares on the ratification of Moss Adams LLP as our independent auditor.  Brokers that have sent proxy soliciting materials to a beneficial owner but have not received voting instructions from the beneficial owner may nevertheless vote on routine matters, including the ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as independent registered public accounting firm.  If you hold your shares in street name and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting.

Voting of Proxies – Quorum
The shares of common stock of the Company represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the shareholders’ choices specified therein; where no choices have been specified, the shares will be voted “FOR” each of the ten (10) nominees for director recommended by the Board of Directors, “FOR” the proposal to approve the 2026 Stock Incentive Plan, “FOR” the proposal to approve the 2026 ESPP, and “FOR” the ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025, and at the proxyholder’s discretion on such other matters, if any, which may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).  A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Annual Meeting.
Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Abstentions and broker “non-votes” will have no effect on the outcome of the election of directors, and a broker “non-vote” does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, including Proposals 2 and 3.
Revocability of Proxy
A shareholder using the enclosed proxy may revoke the authority conferred by the proxy at any time before it is exercised by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at our executive offices located at 195 North First Street, Dixon, California 95620, or by appearing and voting by ballot in person at the Annual Meeting after advising the Chairman of the shareholder’s intention to do so.
Proposal 1
Nomination and Election of Directors

At the Annual Meeting it will be proposed to elect ten (10) directors of the Company, each to hold office until the next annual meeting, until their successors shall be elected and qualified, or until an individual director has reached the mandatory retirement age of 75 years (or, if approved by the Board of Directors, at the adjournment of the first meeting of the Board of Directors following his or her 75th birthday).  It is the intention of the proxyholders named in the enclosed proxy to vote such proxies (except those containing contrary instructions) for the ten (10) nominees named below. The ten (10) nominees consist of all the incumbent directors of the Company.
The Board of Directors does not anticipate that any of the nominees will be unable or unwilling to serve as a director of the Company, but if that should occur before the Annual Meeting, the proxyholders, in their discretion, upon the recommendation of the Company’s Board of Directors, reserve the right to substitute a nominee and vote for another person of their choice in the place of and instead of any nominee unable or unwilling to serve.  The proxyholders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxyholders may determine in their discretion, based upon the recommendation of the Board of Directors.

Nominees
The following table sets forth each of the nominees for election as a director, their age, their position with the Company, and the period during which they have served as a director of the Company and First Northern Bank of Dixon (the “Bank”).
Name	Age	Position With The Company	Director of Bank Since	Director of The Company Since
Patrick R. Brady	72	Director	2013	2013
John M. Carbahal	70	Director	1996	2000
Gregory DuPratt	71	Director	1996	2000
Barbara A. Hayes	61	Director	2016	2016
Richard M. Martinez	69	Vice Chairman of the Board	2011	2011
Foy S. McNaughton	74	Director	2000	2000
Sean P. Quinn	68	Chairman of the Board	2016	2016
Mark C. Schulze	54	Director	2017	2017
Jeremiah Z. Smith	49	President, Chief Executive Officer, and Director	2023	2023
Louise A. Walker	64	Director	2011	2011

Patrick R. Brady retired as Chief Executive Officer of Sutter Roseville Medical Center in 2018.  He had been involved with Sutter since 1981.  Prior to assuming his role at Sutter Roseville, Mr. Brady served as the Chief Executive Officer of Sutter Solano Medical Center (SSMC) for approximately six and a half years.  Prior to SSMC, he served in a variety of executive level positions with Sutter Health in the greater Sacramento Area and in hospital management in Los Angeles, California and Tucson, Arizona.  Mr. Brady has a Bachelor of Science degree in Public Administration from the University of Arizona and a Master’s degree in Hospital Administration from the University of Minnesota.  His professional activities include leadership roles in healthcare associations and advocacy groups.  He has participated actively in local and regional affairs through a variety of community boards.  Mr. Brady’s service on boards both in the private and public sectors, and experience as a Chief Executive Officer, has provided him with extensive knowledge and experience in financial management, corporate governance, and risk management.  Mr. Brady is a member of the Bank’s Asset/Liability, Audit, Compensation, and Nominating and Corporate Governance Committees.
John M. Carbahal is a Certified Public Accountant and since 1984 has been a principal and shareholder of Carbahal & Company, Inc., an Accountancy Corporation.  Mr. Carbahal received his undergraduate degree in Business Administration – Accounting from California State University, Chico, and his Master of Business Administration from Golden Gate University.  He is currently a member of the American Institute of Certified Public Accountants, as well as the California Society of Certified Public Accountants.  He is very involved in the community as a member of the Winters Rotary Club.  He is a past board member of the Yolo County Land Trust, and past president of the Winters Rotary Club and the Yolo County Chamber of Commerce.  Mr. Carbahal’s service on boards both in the private and public sectors, and his experience as a Certified Public Accountant and owning his own company, has provided him with extensive knowledge and experience in financial management, corporate governance, risk management, and auditing.  Mr. Carbahal is Chairman of the Bank’s Audit Committee, and a member of the Bank’s Asset/Liability, Loan, and Nominating and Corporate Governance Committees.
Gregory DuPratt served as Vice President/Sales Manager of Ron DuPratt Ford until 2014.  The Dixon automobile dealership and family business was established in 1956.  Prior to becoming Vice President, Mr. DuPratt worked in all phases of the dealership from the repair shop to accounting, sales, and sales management.  Mr. DuPratt graduated with honors from the University of Southern California with a Master of Business Administration.  He was involved in the community as a member of the Dixon Rotary Club (past President), Chamber of Commerce Board Member, Silveyville Cemetery District Board Member, and numerous Ad Hoc Committees.  Mr. DuPratt’s management and marketing experience, in addition to his service on boards, has provided him with extensive operational and oversight experience with regard to corporate governance, marketing, and management.  Mr. DuPratt is a member of the Bank’s Asset/Liability, Compensation, Loan, and Nominating and Corporate Governance Committees.

Barbara A. Hayes is the Chief Economic Development Officer at Rural County Representatives of California (RCRC).  RCRC represents 40 member counties, championing policies and promoting economic development that strengthens rural economies across California.  She is past President & CEO of the Sacramento Area Commerce and Trade Organization (SACTO), an economic development organization and business recruiter serving the six-county Sacramento Region.  Ms. Hayes served 14 years as President and CEO, and six years as Deputy Director, of SACTO.  Prior to joining SACTO, Ms. Hayes held positions with the California Trade and Commerce Agency.  She has extensive knowledge and experience with strategic visioning and planning, economic development, public policy and legislative relations, marketing, and corporate communications.  Ms. Hayes holds a Bachelor of Arts in International Relations and Economics from the University of California, Davis.  She also completed coursework in accounting and business law at Sacramento State University and holds a Public Service Ethics Certificate.  Ms. Hayes serves as a corporate director with California Statewide Certified Development Corporation.  Ms. Hayes is a member of the Bank’s Asset/Liability, Compensation, Compliance, and Loan Committees.
Richard M. Martinez is the owner of Rick Martinez Farms.  He has been responsible for the financial management of the farming operations for over 30 years.  From 1981 to 1985, Mr. Martinez was employed by the Yolo County Flood Control and Water Conservation District in Yolo County and served as Division Manager for the Irrigation and Flood Control operations.  Mr. Martinez received a Bachelor of Science degree in Agriculture from California State University, Chico.  He served for 20 years as a director for the Dixon Resource Conservation District and also served as the Chairman for the Dixon Joint Powers Authority for regional drainage.  Mr. Martinez remains active in many agricultural and natural resources related associations and advisory committees.  His experience in the management of both private and public sectors in the region has provided him with extensive knowledge of the local agriculture community.  Mr. Martinez is Vice Chairman of the Board and is a member of the Bank’s Compensation, Loan, and Nominating and Corporate Governance Committees.
Foy S. McNaughton is the President and Chief Executive Officer of McNaughton Newspapers, a group of community newspapers that includes the Davis Enterprise, Daily Republic (Fairfield), Mountain Democrat (Placerville), Winters Express, and Life Newspapers (El Dorado County).  He has held this position since 1985 and also operates as the company’s CFO.  His newspapers employ over 250 people in the local area.  Mr. McNaughton has served on the board of directors of many community groups such as the Davis and Fairfield Chambers of Commerce and Rotary Clubs.  He is past president of the Travis Regional Armed Forces Committee, Sutter Davis Hospital, and the Fairfield Community Services Foundation.  He has been a resident of Davis, California since 1973.  Mr. McNaughton’s service on boards of both private and public sector companies has provided him with broad financial knowledge and experience in marketing and advertising and extensive operational and oversight management.  Mr. McNaughton is the Chairman of the Bank’s Loan Committee and a member of the Bank’s Audit and Information Services Steering Committees.
Sean P. Quinn is the former City Manager for the City of Fairfield, where he served from 2007 to 2014 (and as Interim City Manager in 2019).  Prior to that, Mr. Quinn was the Director of Community Development for the City of Fairfield, where he oversaw planning, economic development, redevelopment, real estate, housing, business financing, and development planning/review.  Mr. Quinn has owned his own small business and worked for a firm that provided small business lending and industrial, commercial, and residential development.  Mr. Quinn has also worked in economic forecasting.  In 2021, Mr. Quinn served as the Interim President/CEO of Solano Economic Development Corporation.  Mr. Quinn received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara and did his graduate work in business at Chico State.  Mr. Quinn is a founding member and past president of the California Association for Local Economic Development, past chair of the State of California Economic Development Loan Advisory Committee and past president of the Solano Land Trust.  Mr. Quinn is the past chair and current board member at Paradise Valley Estates and is a past president and current board member of the Fairfield Community Services Foundation and serves on the North Bay Health Advantage Board.  Mr. Quinn’s experience as City Manager and service on boards of both private and public sector companies has provided him with broad financial knowledge, and experience in housing and real estate development, economic development, and risk management.  Mr. Quinn is Chairman of the Board and of the Bank’s Compensation and Nominating and Corporate Governance Committees and a member of the Bank's Audit, Loan, and Profit Sharing Committees.

Mark C. Schulze is the Chief Revenue Officer for Confidence Systems, Inc.  Confidence Systems works with financial institutions to preserve intellectual capital for employee enablement.  Confidence specializes in sales enablement, regulatory compliance implementations and business continuity, among a number of other things.  Mr. Schulze previously was a co-Founder of Clover Network, Inc. Clover is a leading payment processor worldwide.  Starting from nothing, Clover today processes roughly $350 billion / year in credit card receipts. Clover was acquired by First Data, which was later acquired by Fiserv.  Mr. Schulze, a graduate of Bowdoin College, is an active technology investor and has also been a long-time investor in the Company. Mr. Schulze is a member of the Bank’s Compliance, Audit and Information Services Steering Committees.
Jeremiah Z. Smith has served as President and Chief Executive Officer of the Company and its wholly-owned subsidiary, First Northern Bank, since January 1, 2023.  He served as Senior Executive Vice President and Chief Operating Officer of First Northern from 2014 to 2022 and Executive Vice President and Chief Financial Officer from 2010 to 2014.  Mr. Smith joined the Bank in 2003, was named Assistant Controller in 2005 and was promoted to Senior Vice President and Corporate Controller soon after.  Mr. Smith received a Bachelor of Science in Business Administration with a concentration in Finance from California State University, Sacramento.  In 2008, Mr. Smith graduated from the Pacific Coast Banking School at the University of Washington in Seattle.  Mr. Smith is a member of the American Bankers Association (ABA) BankPac and Payment Systems Administrative Committees, a member of the California Bankers Association (CBA) Board, Vice-Chair at Large, member and past chairman of CBA’s State Government Relations Committee and a member of CBA’s Agricultural, Membership, and Federal Government Relations Committees.  Mr. Smith is a board member for the Greater Sacramento Economic Council, Solano Economic Development Corporation, and the West Sacramento Chamber of Commerce.  He also is a member of the Sacramento Metro Chamber PAC and is chairman of the Placer Business Alliance’s advisory committee for Banking and Finance.  Mr. Smith serves as chairman of the Community Reinvestment Coalition.  He is also a member of the Rotary Club of West Sacramento.  He served as Honorary Commander of Travis Air Force Base from 2014 to 2016.  Mr. Smith’s extensive service as a board member of both private and public organizations has provided him with extensive knowledge and experience in the banking industry, financial management, risk management, and corporate governance.  Mr. Smith is a member of the Bank’s Asset/Liability, Asset Quality, Compliance, Information Services Steering, Loan, and Profit Sharing Committees.
Louise A. Walker served as President and Chief Executive Officer of the Company and First Northern Bank from 2011 through 2022.  Ms. Walker joined First Northern Bank in 1979 and became a member of Senior Management in 1989.  During her career, she held a variety of positions, including Head of Operations and Data Processing and the oversight of Human Resources, Risk Management, Compliance, Accounting, and Finance.  Prior to assuming the position of President and Chief Executive Officer, Ms. Walker held the position of Senior Executive Vice President/Chief Financial Officer for 14 years.  She has a Bachelor of Arts degree in Management from Saint Mary’s College of California.  Ms. Walker is a board member of Pacific Coast Bankers Bank, treasurer and member of the Executive Committee of the Board of Directors of Valley Vision, president of Lambda Alpha International, Sacramento Chapter and a board member of the Sutter Club.  She is also a member of the Finance Committee of Yolo Food Bank and a member of the ERISA Trust Committee of California Bankers Association.  She is past treasurer of American Bankers Association Board of Directors and is past Chairwoman and a member of the Board of Directors and Finance Committee of the California Bankers Association, past board member of the Yolo Food Bank, a past board member of Roseville Community Development Corporation, a member of Dixon Rotary, and past president of Soroptimist International of Dixon.  Ms. Walker’s extensive service as a board member of both private and public organizations has provided her with extensive knowledge and experience in the banking industry, financial management, risk management, corporate governance, and marketing.  Ms. Walker is a member of the Bank’s Asset/Liability, Asset Quality, Compliance, Information Services Steering, Loan, and Profit Sharing Committees.

None of the Directors of the Company was selected pursuant to arrangements or understandings other than with the Directors and shareholders of the Company acting within their capacity as such.  There are no family relationships between any of the directors or executive officers, and none of the directors serve as a director of any other company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.
Your Board of Directors Recommends a vote “FOR”
the election of the ten directors nominated.

Board Oversight of Risk Management
The Board of Directors of the Bank is engaged in Bank-wide risk management oversight, which constitutes substantially all of the assets of the Company.  The Board of Directors of the Bank relies upon the Chief Executive Officer to supervise day-to-day risk management and bring to its attention the most material risks to the Bank.  The Chief Executive Officer provides reports directly to the Board of Directors of the Bank and certain of its committees, as appropriate.  Directors may also from time to time rely on the advice of outside advisors and auditors provided they have a reasonable basis for such reliance.
The Board of Directors of the Bank also delegates certain oversight responsibilities to its Board committees.  The full Board of the Bank considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their area of responsibility.  For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company and the Bank, the Audit Committee provides risk oversight with respect to our financial statements and our internal controls over financial reporting.  For a description of the functions of the various committees of the Board, see “Committees of the Board of Directors of the Company and the Bank” below.
Committees of the Board of Directors of the Company and the Bank
The Company does not have Audit, Nominating or Compensation Committees or committees performing similar functions.  However, the Board of Directors of the Bank has several standing committees, as discussed below, including Audit, Compensation, Loan, and Nominating and Corporate Governance committees, which perform the functions of such committees for the Company.  The Directors of the Company are also Directors of the Bank.  As such, the Bank committees supervise and review the activities of the Bank, which constitute substantially all of the assets of the Company on a consolidated basis.  The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee have charters which are available for review on the Bank’s website at www.thatsmybank.com.
The Bank has a standing Asset/Liability Committee composed of Patrick R. Brady, John M. Carbahal, Gregory DuPratt, Barbara A. Hayes, Jeremiah Z. Smith, and Louise A. Walker.  Kevin Spink, Executive Vice President and Chief Financial Officer, is the Asset/Liability Committee Chairman.  The Asset/Liability Committee reviews and oversees the management of the Bank’s assets and liabilities.  The Asset/Liability Committee held 4 meetings in 2024.
The Bank has a standing Audit Committee composed of Patrick R. Brady, John M. Carbahal, Foy S. McNaughton, Sean P. Quinn, and Mark C. Schulze.  John M. Carbahal is the Audit Committee Chairman.  The Audit Committee reviews and oversees the audit results for the Bank and our internal controls over financial reporting.  The Audit Committee of the Bank held 5 meetings during 2024.
The Bank has a standing Asset Quality Committee composed of Jeremiah Z. Smith and Louise A. Walker.  David Azma, Senior Vice President/Special Assets Manager, is the Asset Quality Committee Chairman.  The Asset Quality Committee held 4 meetings during 2024 for the purpose of reviewing and monitoring asset quality in the Bank’s loan portfolio.
The Bank has a standing Compensation Committee composed of Patrick R. Brady, Gregory DuPratt, Barbara A. Hayes, Richard M. Martinez, and Sean P. Quinn.  Sean P. Quinn is the Compensation Committee Chairman.  The Compensation Committee held 6 meetings during 2024 for the purpose of reviewing and recommending to the Bank’s Board of Directors the Bank’s compensation objectives and policies and administering the Company’s stock plans.
The Bank has a standing Compliance Committee composed of Barbara A. Hayes, Mark C. Schulze, Jeremiah Z. Smith and Louise A. Walker.  Matt Ayers, Senior Vice President/Chief Compliance Officer, is the Compliance Committee Chairman.  The Compliance Committee held 4 meetings during 2024 for the purpose of reviewing and monitoring the Bank’s compliance program policies and procedures.
The Bank has a standing Information Services Steering Committee composed of Foy S. McNaughton, Mark C. Schulze, Jeremiah Z. Smith, and Louise A. Walker.  Duane Swizer, Executive Vice President/Chief Information Officer, is the Information Services Steering Committee Chairman.  The Information Services Steering Committee held 4 meetings during 2024 for the purpose of reviewing and monitoring bankwide information technology issues and safety according to the Information Services Department policies and procedures.

The Bank has a standing Loan Committee composed of John M. Carbahal, Gregory DuPratt, Barbara A. Hayes, Richard M. Martinez, Foy S. McNaughton, Sean P. Quinn, Jeremiah Z. Smith, and Louise A. Walker.  Foy S. McNaughton is the Loan Committee Chairman.  The Loan Committee held 17 meetings during 2024 for the purpose of approving loans and loan policy.
The Bank has a standing Profit Sharing Committee composed of Sean P. Quinn, Jeremiah Z. Smith, and Louise A. Walker.  The Profit Sharing Committee held 4 meetings during 2024 for the purpose of considering plan administration and investments.
The Bank has a standing Nominating and Corporate Governance Committee composed of Patrick R. Brady, John M. Carbahal, Gregory DuPratt, Richard M. Martinez, and Sean P. Quinn.  Sean P. Quinn is the Nominating and Corporate Governance Committee Chairman.  The Nominating and Corporate Governance Committee held 2 meetings during 2024 for the purpose of considering corporate governance best practices which includes environmental and social issues and to review and nominate potential candidates for directors of the Bank and the Company as needed.  This Committee fulfills the responsibilities of a director nominating committee for the Company.  The Nominating and Corporate Governance Committee operates under a written charter which is available for review on the Bank’s website at www.thatsmybank.com.
The Nominating and Corporate Governance Committee will consider candidates nominated by the Company’s shareholders, directors, officers, and from other external sources.  The Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary attributes so that, as a group, the Board of Directors will possess the appropriate talent, skills, and expertise to oversee our business.  In evaluating candidates, the Board of Directors considers the attributes of the candidate (including skills, experience, diversity, age, legal and regulatory requirements, those from underrepresented groups), and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation.
The Board of Directors will consider candidates nominated by the shareholders of the Company if the nomination is made in writing in accordance with the procedures for nominating Directors of the Company, as described herein.  These nomination procedures are designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third–party nominations if the nomination procedures are not followed.
Pursuant to Article III, Section 23 of the Bylaws of the Company, director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Company, not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors.  The provision also requires that the notice contain detailed information necessary to determine if the nominee is qualified under our Bylaws.  Under our Bylaws, no person may be a member of the Board of Directors:
•
who has not been a resident for a period of at least two years immediately prior to his or her election of a county in which any subsidiary of the Company maintains an office, unless the election of such person is approved by the affirmative vote of at least two-thirds of the members of the Board of Directors of the Company then in office;

•
who owns, together with his or her family residing with him or her, directly or indirectly, more than one percent of the outstanding shares of any banking corporation, affiliate or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company;

•
who is a director, officer, employee, agent, nominee, or attorney of any banking corporation, affiliate, or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company (subject to certain exceptions); or

•
who has or is the nominee of anyone who has any contract, arrangement or understanding with any banking corporation, or affiliate or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company, other than the Company or any affiliate or subsidiary of the Company (a “covered entity”), or with any officer, director, employee, agent, nominee, attorney or other representative of such covered entity, that he or she will reveal or in any way utilize information obtained as a director of the Company or that he or she will, directly or indirectly, attempt to effect or encourage any action of the Company.

Nominations not made in accordance with the procedures set forth in the Company’s Bylaws may, in the discretion of the Chairman of the Annual Meeting, be disregarded, and, upon his or her instruction, the inspector(s) of election shall disregard all votes cast for such nominee(s).  A copy of Sections 22 and 23 of Article III of the Company’s Bylaws may be obtained by sending a written request to: Ms. Devon Camara-Soucy, Director of Administration & Shareholder Relations, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.
The Bank has several other committees that meet on an as-needed basis.
If you wish to communicate with the Board of Directors, you may send correspondence to the Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.  The Corporate Secretary will submit your correspondence to the Board of Directors or the appropriate committee, as applicable.

Compensation Committee Report
Role of the Compensation Committee
The Compensation Committee’s purpose is to (a) review and recommend compensation objectives and policies to the Board of Directors, (b) administer the Bank’s and the Company’s stock plans, long-term incentive plans and certain employee benefit plans, (c) review and recommend to the Board the compensation of the Chief Executive Officer, and review and approve compensation for the Bank’s other executive officers, (d) provide oversight and manage risks relative to all the Company’s incentive plans and (e) produce a Compensation Committee Report for inclusion in the Company’s proxy statement for its annual meeting of shareholders.
The Compensation Committee also periodically reviews the compensation levels of the Board of Directors.  In its review, the Compensation Committee looks to ensure that the compensation is fair, reasonably competitive, and commensurate to the responsibilities of both the individual directors as well as the Board in the aggregate.
Subject to the requirements of applicable law, the Compensation Committee may designate persons other than its members to carry out its responsibilities under the Company’s incentive plans (including the selection of and the granting of awards under the plans to participants), except that the Compensation Committee may not delegate its authority with regard to the selection for participation of, or the granting of awards under the plans to, persons subject to Section 16 of the Securities Exchange Act of 1934.
The Charter of the Compensation Committee is available on the Company’s website (www.thatsmybank.com) and is also available in print upon request (submit requests for copies of the Charter to First Northern Community Bancorp, Attn: Investor Relations, 195 North First Street, P.O. Box 547, Dixon, CA 95620).
Role Of The Compensation Consultant
In 2024, the Compensation Committee directly engaged Aon’s Human Capital Solutions practice, a division of Aon plc (otherwise known as McLagan) (“McLagan”) as its external compensation consultant. McLagan helped facilitate the executive compensation process and provided information and guidance on various executive compensation and governance topics during the year. McLagan reported directly to the Compensation Committee, which has the authority, in its sole discretion, to retain any advisor to assist in the performance of its duties or to terminate any advisor to the Compensation Committee. The Compensation Committee determined that McLagan is independent and that there is no conflict of interest resulting from retaining McLagan during 2024 after taking into account the factors set forth in the SEC rules.
Say on Pay Vote

Our shareholders approved holding a non-binding advisory vote once every three (3) years on the compensation of our named executive officers (commonly known as a “say-on-pay” vote).  Most recently, at our 2023 Annual Meeting of Shareholders, our shareholders approved the say-on-pay proposal with 7,842,207 votes for, or 92.32%, 141,661 votes against, and 510,924 abstentions.  We believe this result demonstrates that our shareholders are generally supportive of our executive compensation program. As the Compensation Committee has reviewed our executive compensation policies and practices since the 2023 say-on-pay vote, it has been mindful of the level of support our shareholders have expressed for our approach to executive compensation. As such, following our annual review of our executive compensation program, the Compensation Committee decided to retain its general approach to executive compensation.

Compensation Philosophy
The Compensation Committee uses competitive compensation data from the annual total compensation analyses of peer companies and our market to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. As part of this consideration, the Compensation Committee reviews peer data at the 25th, 50th and 75th percentiles as reference points. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader regional and United States markets. Instead, the Compensation Committee obtains input from our independent compensation consultant, McLagan, and applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, using a peer group generally comprised of similarly sized banks in our region, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Role of Executive Officers in Compensation Committee Deliberations
The Compensation Committee frequently requests the Chief Executive Officer and other named executive officers to be present at Compensation Committee meetings to discuss executive compensation.  Executive officers in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding executive compensation.
The Compensation Committee discusses the Chief Executive Officer’s compensation with the Chief Executive Officer, but final deliberations and all votes regarding the Chief Executive Officer’s compensation are made in executive session, without the Chief Executive Officer present. The Compensation Committee also reviews and approves the Chief Executive Officer’s recommendations and input from the compensation consultant regarding the other executive officers’ compensation.  Executive officers are not present when the Compensation Committee deliberates and makes decisions about their compensation.
Board of Directors Meetings
In 2024, the Board of Directors of the Bank held 10 regularly scheduled meetings, and 5 joint meetings with the Board of Directors of the Company.  Each Director attended at least 75% of the aggregate of: (1) the total number of meetings of the Boards of Directors held during the period for which he or she has been a director; and (2) the total number of meetings of committees of the Boards of Directors on which he or she served during the period that he or she served, with the exception of Mr. Brady who, due to personal health issues, attended 61% of such meetings in 2024.  The Company has a policy to encourage Directors to attend the Annual Meeting.  All but two of the nominees for Director attended the Annual Meeting of Shareholders in 2024.
Director Independence
The Board of Directors has determined that (1) a majority of the Company’s directors, (2) each member of the Compensation Committee, (3) each member of the Audit Committee, and (4) each member of the Nominating and Corporate Governance Committee, is “independent” under the applicable standards set forth in the Nasdaq listing rules.  The Board of Directors has determined that all directors except Mr. Smith and Ms. Walker are independent under the applicable standards set forth in the Nasdaq listing rules.

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s shareholders at this time.  This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures.  Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Director Compensation

2024 Director Compensation Table

	Fees earned or paid in cash
Name	($)(1)
Patrick R. Brady	21,200
John M. Carbahal	34,100
Gregory DuPratt	32,600
Barbara A. Hayes	33,600
Richard M. Martinez	30,600
Foy S. McNaughton	33,100
Sean P. Quinn	38,100
Daniel F. Ramos	19,100	(2)
Mark C. Schulze	28,100
Louise A. Walker	37,600
1.
Each director who is not an officer or employee of the Company or the Bank received $1,500 for each jointly-held and regularly scheduled meeting of the Boards of Directors attended, with the exception of the Board Chairman, who received $1,900. In addition, Directors receive $400 per special meeting of the Board of Directors, and $500 per Committee meeting attended with the Chair of the Committee receiving $600 per meeting, with the exception of the Audit Committee Chair, who receives $700 per meeting.  In addition, each Director received a $5,500 retainer fee, with the exception of the Chairman of the Board, who received a $6,500 retainer fee.  Mr. Smith was an employee, and he received no additional compensation for his services as a Director for 2024.

2.	Mr. Ramos resigned from the Company’s Board of Directors effective September 5, 2024.
The Company has Director Retirement Agreements with each of its non-employee Directors who joined the Company before February 2011.  For retirement on or after the normal retirement age of 65, the Director Retirement Agreements provide a benefit for 10 years ranging from $10,000 annually for a director with 10 years of service to a maximum of $15,000 annually for a director with 15 or more years of service, including years of service prior to the effective date of the Director Retirement Agreements.  As of January 1, 2024, there were three active directors who had served more than 15 years in such capacity and were eligible for director retirement benefits.  Benefits under the Director Retirement Agreements are payable solely to those directors who have served for at least 10 years, unless the director terminates service because of death or disability or unless the director’s service terminates within two years after a change in control.  There were no positive accruals under the Director Retirement Agreements in 2024.
In the case of early termination of a director’s service before age 65 for reasons other than death or disability or within two years after a change in control, he or she will receive over a period of 10 years aggregate payments equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which the director’s service terminated.  However, early termination benefits will not be payable unless the director is at least 55 years of age and has served as a director for at least 10 years, including years of service prior to the effectiveness of the Director Retirement Agreements.  If a director becomes disabled before age 65, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which disability occurred, regardless of whether the director has 10 years of service or has reached age 55.  If a change in control occurs and a director’s service terminates within 24 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the Company at the end of the year before the year in which termination occurred, regardless of whether the director has 10 years of service or has reached age 55.  For this purpose, the term “change in control” means:

•	A merger occurs and, as a consequence, the Company’s shareholders immediately prior to the merger own less than 50% of the resulting company’s voting stock immediately after the merger;
•
A beneficial ownership report is required to be filed under the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 20% or more of the Company’s voting securities; or

•
During any period of two consecutive years, individuals who constituted the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the Board.  Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by a vote of at least two-thirds of the Directors in office at the beginning of the period.

No retirement income benefits are payable under the Director Retirement Agreements to a Director’s beneficiaries after the Director’s death.  A Director forfeits all benefits under the Director Retirement Agreement if his or her Director service terminates because of neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or willful violation of significant Bank policies, or if the Director is removed from office by order of the Federal Deposit Insurance Corporation.
The Company has also purchased insurance policies on the lives of the Directors who entered into Director Retirement Agreements prior to 2011, paying the premiums for all of these insurance policies with one lump-sum premium payment of approximately $2.15 million.  The Company expects to recover the premium in full from its portion of the policies’ death benefits.  The Company purchased the policies as an informal funding mechanism for the post-retirement payment obligations under the Director Retirement Agreements.  Although the Company expects these policies to serve as a source of funds for benefits payable under the Director Retirement Agreements, the contractual entitlements arising under the Director Retirement Agreements are not funded and remain contractual liabilities of the Company, payable on or after each Director’s termination of service.
Under the Split Dollar Agreements and Split Dollar Policy Endorsements with the Directors, which were entered into on the same date the Director Retirement Agreements were executed, the policy benefits are divided between the Company and each Director. The Split Dollar Agreements provide that a Director’s designated beneficiary(ies) will be entitled to receive at the Director’s death life insurance proceeds in the amount of:
(a) $120,000 if the Director dies before age 72,
(b) $60,000 if the Director dies after reaching age 72 but before age 75, and
(c) $30,000 if the Director dies thereafter.
Following payment of such life insurance proceeds, the Director’s beneficiary(ies) would receive no further benefits under the Director Retirement Agreement, and the Company’s obligations under that agreement would be extinguished.  The Company is entitled to any insurance policy death benefits remaining after payment of the amount indicated above to the Director’s beneficiary(ies).
Director Non-Qualified Deferred Compensation
The Company has implemented an elective Deferred Director Fee Plan, a nonqualified voluntary plan providing unfunded deferred benefits for participating directors.  During 2024, no Director elected to defer their director fees.

Report of Audit Committee
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, this report of the Audit Committee of the Bank’s Board of Directors shall not be deemed to be filed or incorporated by reference into any other document, including such filings, except to the extent that it is specifically incorporated by reference therein.
The Audit Committee oversees relevant accounting, risk assessment, risk management and regulatory matters.  It meets with the Bank’s and the Company’s internal auditors and its independent registered public accounting firm to review the scope of their work as well as to review quarterly and annual financial statements and regulatory and public disclosures with the officers in charge of financial reporting, control, and disclosure functions.  After reviewing the independent registered public accounting firm’s qualifications, partner rotation and independence, the Audit Committee appoints the independent registered public accounting firm subject to shareholder ratification, if required or sought.  In addition, the Audit Committee reviews reports of examination conducted by regulatory agencies and follows up with management concerning any recommendations and required corrective action, or to assess the Company’s internal control over financial reporting.
The Audit Committee reports regularly to the Board of Directors of the Bank and the Company and has the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate and necessary to perform its duties.  In performing its functions, as outlined in the Audit Committee Charter (available for review on the Bank’s website at www.thatsmybank.com) approved annually by the Bank’s Board of Directors, the Audit Committee of the Bank acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the Company’s independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.
In connection with the December 31, 2024 financial statements of the Company, the Audit Committee of the Bank: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the Company’s independent registered public accounting firm the matters required by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly Statement on Auditing Standards No. 61, as amended), (3) received the written disclosures and the letter from the Company’s independent registered accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and (4) has discussed with the Company’s independent registered public accounting firm such firm’s independence.  Based upon these reviews and discussions, the Audit Committee of the Bank recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2024.
The Audit Committee of the Bank’s Board of Directors consists of five members who are each “independent directors,” under the standards set forth in the Nasdaq listing rules.  The Board of Directors has determined that Mr. Carbahal and Mr. McNaughton are audit committee financial experts under the rules of the SEC.
Respectfully submitted,

Audit Committee

John M. Carbahal, Chairman
Patrick R. Brady
Foy S. McNaughton
Sean P. Quinn
Mark C. Schulze

Audit and Non–Audit Fees

Audit Fees
The total fees billed by Moss Adams LLP for professional services rendered for the audit of the Company’s financial statements for fiscal year 2024 and the reviews of financial statements included in the Company’s Forms 10-Q during 2024 were $374,053.  The total fees billed by Moss Adams LLP for professional services rendered for the audit of the Company’s financial statements for fiscal year 2023 and the reviews of the financial statements included in the Company’s Forms 10-Q during 2023 were $402,246.  Moss Adams LLP provided no permitted services other than the audit services during 2024 and 2023.
Audit-Related Fees
The total fees billed by Moss Adams LLP for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s quarterly and annual financial statements, including audits of financial statements of certain employee benefit plans, review of registration statements, and permitted internal audit outsourcing, for fiscal years 2024 and 2023 were $22,050 and $52,500, respectively.
Tax Fees
Moss Adams LLP provided no tax services to the Company for the 2024 and 2023 fiscal years.

All Other Fees
No other fees were billed by Moss Adams LLP for fiscal years 2024 and 2023.
The Audit Committee of the Bank considered whether the provision of the services other than the audit services is compatible with maintaining Moss Adams LLP’s independence.
Pre-Approval Policy for Services Provided by
our Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm.  The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by the Company’s independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services.  The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  All of the services described above under “Audit Fees” and “Audited-Related Fees” were approved by the Audit Committee pursuant to legal requirements and the Audit Committee’s charter and pre-approval policy.  There were no permitted non-audit services performed by Moss Adams LLP in 2024.
Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members.  The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee’s next regular meeting.  The Audit Committee will regularly review summary reports detailing all services being provided by the Company’s independent registered public accounting firm.

Security Ownership of Certain Beneficial Owners and Management
The following table provides information about the number of shares of the Company’s common stock held by persons we know, based upon filings with the Securities and Exchange Commission, to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock. Information about our 5% or greater shareholders, other than percentages of beneficial ownership, is based solely on Schedules 13G or 13D filed with the SEC. The following persons or groups were the only persons or groups known to the Company to own beneficially 5% or more of the Company’s common stock.
Name and Address	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares
Fourthstone LLC, Fourthstone Master Opportunity Fund Ltd, Fourthstone QP Opportunity Fund LP, Fourthstone Small-Cap Financials Fund LP, Fourthstone GP LLC, and L. Phillip Stone, IV(1) 575 Maryville Centre Drive, Suite 110 St. Louis, MO 63141	1,486,303	9.65%

Banc Fund IX L.P., Banc Fund X L.P., and TBFC Financial Technologies Fund L.P.(2) 20 N. Wacker Drive, Suite 3300 Chicago, IL 60606	835,350	6.20%

M3 Funds, LLC, M3 Partners, LP, M3F, Inc., Jason A. Stock, and William C. Waller(3) 2070 E 2100 S, Suite 250 Salt Lake City, UT 84109	837,922	5.69%

(1)
The information is based on a Schedule 13G/A filed by Fourthstone LLC, Fourthstone Master Opportunity Fund Ltd, Fourthstone QP Opportunity Fund LP, Fourthstone Small-Cap Financials Fund LP, Fourthstone GP LLC, and L. Phillip Stone, IV, with the SEC on November 14, 2024, reporting beneficial ownership as of September 30, 2024. Fourthstone LLC and L. Phillip Stone, IV, reported that they have shared voting power and shared dispositive power with respect to 1,486,303 shares of the Company’s common stock. Fourthstone Master Opportunity Fund Ltd, reported that it has shared voting power and shared dispositive power with respect to 1,096,776 shares of the Company’s common stock. Fourthstone QP Opportunity Fund LP reported that it has shared voting power and shared dispositive power with respect to 338,849 shares of the Company’s common stock. Fourthstone Small-Cap Financials Fund LP reported that it has shared voting power and shared dispositive power with respect to 50,678 shares of the Company’s common stock. Fourthstone GP LLC reported that it has shared voting power and shared dispositive power with respect to 389,527 shares of the Company’s common stock.

(2)
The information is based on a Schedule 13G/A filed by Banc Fund IX L.P., Banc Fund X L.P., and TBFC Financial Technologies Fund L.P. with the SEC on February 6, 2023, reporting beneficial ownership as of December 31, 2022. Banc Fund IX L.P. reported that it has sole voting power and sole dispositive power with respect to 474,314 shares of the Company’s common stock. Banc Fund X L.P. reported that it has sole voting power and sole dispositive power with respect to 361,036 shares of the Company’s common stock.  TBFC Financial Technologies Fund L.P. reported that it has sole voting power, sole dispositive power, shared voting power and shared dispositive power with respect to zero shares of the Company’s common stock.

(3)
The information is based on a Schedule 13G/A filed by M3 Funds, LLC, M3 Partners, LP, M3F, Inc., Jason A. Stock, and William C. Waller with the SEC on February 14, 2024, reporting beneficial ownership as of December 31, 2023. Each of M3 Funds, LLC, M3 Partners, LP, M3F, Inc., Jason A. Stock, and William C. Waller reported that it/he has shared voting power and shared dispositive power with respect to 837,922 shares of the Company’s common stock.

The figures in the table below are based on beneficial ownership as of February 28, 2025 and have been adjusted for a 5% stock dividend paid by the Company on March 25, 2025, to shareholders of record on February 28, 2025. Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) the power to vote or to direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares which such person has the right to acquire beneficial ownership of within 60 days. Except as indicated in footnotes and subject to community property laws, where applicable, the individuals named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Amount and Nature of Beneficial Ownership	Shares acquirable within 60 days by exercise of options	Percent of Class
Patrick R. Brady (1)	7,951	—	*
John M. Carbahal (2)	98,972	—	*
Gregory DuPratt (3)	127,203	—	*
Brett Hamilton	10,993	—	*
Barbara A. Hayes(4)	12,968	—	*
Richard M. Martinez (5)	70,718	—	*
Foy S. McNaughton (6)	108,247	—	*
Sean P. Quinn (7)	6,649	—	*
Mark C. Schulze	709,449	—	4.46%
Jeremiah Z. Smith (8)	130,560	152,110	1.78%
Kevin Spink	47,755	59,336	*
Louise A. Walker (9)	205,704	122,601	2.07%
All directors and executive officers as a group (12 people)	1,537,169	334,047	11.77%
_________________________
* Less than 1%.

(1)	Shares held jointly with Mr. Brady’s spouse.
(2)
Includes 24,486 shares held jointly with Mr. Carbahal’s spouse, 48,536 shares held by the Carbahal & Company An Annual Accountancy Company, of which Mr. Carbahal is a principal and partner, 3,339 shares held separately by Mr. Carbahal’s spouse, and 8,866 shares held by John M. Simmons Irrevocable Family Trust, of which Mr. Carbahal is co-trustee and has voting power with respect to such shares.

(3)	Includes 18,880 shares held separately by Mr. DuPratt’s spouse.
(4)	Includes 12,968 shares held by Vandenbrink Revocable Living Trust, of which Ms. Hayes is a co-trustee and shares voting and investment power with respect to such shares.
(5)	Includes 9,108 shares held separately by Mr. Martinez’s spouse.
(6)	Includes 66,767 shares held by The McNaughton Family Trust, of which Mr. McNaughton is a co-trustee and shares voting and investment power with respect to such shares.
(7)	Shares held jointly with Mr. Quinn’s spouse.
(8)	Includes 29,079 shares held jointly with Mr. Smith’s spouse and 1,500 shares held by Mr. Smith as custodian for his children.
(9)	Includes 61,630 shares held jointly with Ms. Walker’s spouse.

Executive Officers

Set forth below is certain information regarding our fiscal year end 2024 named executive officers and their titles as of December 31, 2024 (the “NEOs”).
Name and Title	Age	Principal Occupation During the Past Five Years
Jeremiah Z. Smith, President, Chief Executive Officer, Director	49
Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Bank from October 2014 to February 2018. Senior Executive Vice President and Chief Operating Officer since February 2018 to December 31, 2022, and President, Chief Executive Officer and Director of the Company and the Bank since January 1, 2023.

Brett Hamilton, Executive Vice President, Chief Credit Officer	47
Executive Vice President and Chief Credit Officer of the Company and the Bank commencing on April 1, 2024.  Prior to joining the Company and the Bank, Mr. Hamilton served as the Senior Vice President and Senior Credit Administrator at Tri-Counties Bank.

Kevin Spink, Executive Vice President, Chief Financial Officer	46	Executive Vice President and Chief Financial Officer of the Company and the Bank since February 2018 to present.

Executive Compensation
In 2024, the Company achieved strong results financially, operationally, and in community focused efforts.
•	The Company reported annual net income of $20.0 million for 2024 and fully diluted earnings per share of $1.24 resulting in a return on average equity of 11.95% and return on average assets of 1.06%.
•
Stockholder’s Equity increased by $17.1 million to $176.3 million as of December 31, 2024. This drove an increase in book value per share from $9.80 per share as of December 31, 2023 to $11.06 per share as of December 31, 2024, an increase of $1.26 or 12.9%.

•	Our financial results were in large part a result of disciplined margin management in a challenging rate environment and continued focus on improving our operating efficiency.
o
Average total loans increased $40.3 million or 4.0% with average yields on loans up 11 basis points or 2.1% in 2024 when compared to 2023. This drove a $3.2 million dollar improvement in interest on loans in 2024.

o
The positioning of our investment portfolio allowed for significant reinvestment during 2024 with yields on investment securities improving by 56 basis points or 28.3% in 2024 when compared to 2023. This improvement drove a $3.2 million dollar improvement in interest on securities in 2024.

o
Our deposit franchise continued to perform well in a challenging rate environment with average non-interest-bearing transaction accounts comprising 43.6% of total average deposits for 2024, allowing us to maintain an attractive cost of funds of 0.84%.

o	Net charge offs remained low at 9 basis points and the allowance for credit losses remained strong at 1.49% as of December 31, 2024.
o	Non-interest expenses were reduced by 1.9% in 2024 over 2023 levels via disciplined expense management and a focus on improving our operational efficiencies in an inflationary environment.

Operationally, Management executed on several key fronts:
•	Approved and paid a 5% stock dividend payable on March 25, 2024, to shareholders of record as of February 29, 2024.
•
Approved a 6% stock repurchase program on May 1, 2024. The stock repurchase program allows for repurchases in an aggregate amount of up to 6% of the Company’s 15,550,731 shares of outstanding common stock as of March 31, 2024, or 979,695 shares. The Company repurchased a total of 389,071 shares in 2024 following the approval of the program for a total of $3.8 million.

•	Continued our implementation of Robotic Process Automation (RPA) to improve operating efficiencies in our back-office operations.
•	Deployed customer service chat ability to better assist our customers.
In community focused efforts, Management continued to work to improve the communities we serve:
•	Bank’s 2024 Employee Engagement Activity: Community Drives for Food and Warm Clothing
•
In 2024, the employees of First Northern Bank came together to participate in two charitable drives aimed at supporting individuals in need. This initiative, a part of the Bank’s ongoing commitment to social responsibility, centered around a food drive and a clothing drive, both of which fostered team spirit and a sense of purpose among employees, while benefiting local organizations, such as:

o	Davis Community Meals and Housing
o	Dixon Family Services
o	Food Bank of Contra Costa and Solano
o	Mercy Coalition of West Sacramento
o	Ministerial Association of Colusa County
o	Orland Pantry
o	River City Food Bank
o	Stand Down Sacramento
o	The Gathering Inn
o	Vacaville Solano Services Corporation/Opportunity House
o	Willows Adventist Church
o	Yolo Crisis Nursery

As the 2024 drives came to a close, the Bank was able to donate a significant amount of food and clothing to local organizations, supporting those in need.

Solano Biz-Grow Small Business Loan Program
•
First Northern Bank actively participated in the Solano Biz-Grow Small Business Loan Program, in partnership with the Solano Economic Development Corporation, Solano-Napa Small Business Development Center, and Solano County. This program offers financial support to eligible businesses in Solano County affected by the COVID-19 pandemic. By providing these loans, the program participants played a key role in helping local businesses navigate the challenges of the pandemic, supporting economic recovery, and ensuring the continued success of small businesses within the community.

Other community engagement activities in 2024 included:
•
Continued the Bank’s commitment to our employees’ long-term financial well-being in our profit-sharing plan. Under the terms of this plan, a portion of the Bank’s profits, as determined by the Board of Directors, is set aside, and maintained in a trust fund for the benefit of qualified employees.

•	Provided Financial Education Outreach Programs to improve financial literacy in our communities.
•	The Bank continued its partnership with Cristo Rey High School, to give junior and senior students the opportunity for an internship and mentoring at the Company.
The following table sets forth, for the years ended December 31, 2024, and December 31, 2023, a summary of the compensation earned by the Chief Executive Officer, and the Company’s two most highly compensated executive officers, other than the Chief Executive Officer, who earned over $100,000 in total compensation in 2024.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeremiah Z. Smith President, Chief Executive Officer and Director of the Bank and Company	2024	475,000	—	159,993	91,352	105,001	831,346
	2023	475,000	—	135,928	198,379	227,427	1,036,734
Kevin Spink Executive Vice President, Chief Financial Officer of the Bank and Company	2024	301,764	—	86,826	43,526	42,339	474,455
	2023	286,440	—	86,112	89,627	62,485	524,664
Brett Hamilton Executive Vice President, Chief Credit Officer of the Bank and Company	2024	215,220	75,000	40,007	31,048	45,586	406,861
	2023	—	—	—	—	—	—

1.
Mr. Hamilton received a signing bonus equal to $75,000 in connection with the commencement of his employment with the Company on April 1, 2024. No other discretionary bonuses were paid to the NEOs in 2023 or 2024.

2.
Amounts shown do not reflect compensation actually received by the NEO.  Instead, the amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock awards granted in the respective fiscal years, as determined in accordance with Accounting Standards Codification 718.  The grant date fair market value for restricted stock awards is based on certain assumptions that are explained in Note 14 to the Company’s financial statements for the year ended December 31, 2024, which are included in the Company’s 2024 Annual Report on Form 10-K.

3.
Amounts listed in this column represent cash bonuses paid under the Company’s Non-Equity Incentive Compensation Plan for each respective year.  These amounts are not reported in a separately identified Bonus column because the awards are tied to corporate performance objectives for each respective year.  Payments made with respect to each year’s respective performance are paid in March of the following year. See “Non-Equity Incentive Plan and Bonus Compensation” below.

4.
Includes Company retirement profit sharing contributions made by the Company in 2024 and 2023.  Mr. Smith was credited with retirement profit sharing contributions of $42,339 and $62,485 for 2024 and 2023, respectively. Mr. Spink was credited with retirement profit sharing contributions of $42,339 and $62,485 for 2024 and 2023, respectively. Mr. Hamilton was credited with a retirement profit sharing contribution of $35,620 for 2024. The aggregate amount of perquisites paid or provided in 2024 and 2023 are listed in the table below:

Name	Year	Auto Expense ($)	Cell Phone Reimbursement ($)	Club Dues ($)	Non-Qualified Deferred Compensation Plan Compensation ($)(5)	Profit Sharing ($)	All Other Compensation ($)
Jeremiah Z. Smith	2024	5,048	—	13,629	43,985	42,339	105,001
	2023	4,944	90	17,408	142,500	62,485	227,427
Kevin Spink	2024	—	—	—	—	42,339	42,339
	2023	—	—	—	—	62,485	62,485
Brett Hamilton	2024	—	—	—	9,966	35,620	45,586
	2023	—	—	—	—	—	—

5. Includes Company non-qualified deferred compensation contributions for 2024 and 2023.

Perquisites

The Company provides NEOs with a limited number of perquisites that it believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Mr. Smith utilizes an automobile purchased by the Bank. Please refer to the footnotes to the Summary Compensation Table above for other perquisites provided to our NEOs.
Narrative to Summary Compensation Table
Named Executive Officers
The Summary Compensation Table and the tables that follow provide compensation information for Mr. Smith as the President and Chief Executive Officer, and Mr. Hamilton and Mr. Spink, each of whom are the two most highly compensated executive officers of the Company, other than the Chief Executive Officer, receiving more than $100,000 in total compensation during 2024.

Non-Equity Incentive Plan and Bonus Compensation
The Company uses annual incentives to facilitate the achievement of current strategic priorities and short-term corporate objectives. Awards are provided under the terms of the Company’s Non-Equity Incentive Compensation Plan.  All executive officers are eligible to receive annual cash incentive compensation at the end of each year if performance goals are achieved.
The 2024 award metrics were approved by the Board of Directors in December 2023 and were contingent on Company performance relative to Asset Quality, Efficiency Ratio, Return on Equity, and Overall Quality Loan Growth, which were each weighted at 25%.  Overall Quality Loan Growth was defined as total net loans excluding loans held for sale.
Asset Quality – Total Classified Assets to Total Risk Based Capital was the performance measure selected relative to asset quality. Classified assets are assets that management has identified as potentially problematic or at high risk of default, including loans that are delinquent or have other identified weaknesses. Total Risk Based Capital represents the sum of the Bank’s Tier 1 and Tier 2 capital and represents the Bank’s financial strength and ability to absorb losses. The performance measure is calculated by dividing total classified assets by total risk-based capital. A low ratio indicates that the Bank has a strong capital base relative to potentially problematic assets. A higher ratio could suggest that a significant portion of the Bank’s capital is at risk, potentially indicating a weakening of asset quality and a higher risk of future losses.
Efficiency Ratio – The Efficiency Ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP amounts. The Efficiency Ratio assesses how efficiently a bank operates and controls overhead costs relative to revenue generation. The figure represents the ratio of non-interest expense less the sum of other real estate owned operations and amortization of intangible assets expense to the sum of net interest income and total non-interest income. A lower ratio indicates the Bank is spending less to generate each dollar of revenue, which translates to higher profitability and better resource management. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of the Efficiency Ratio is set forth below (dollars in thousands).

Total Noninterest Expense	$42,789

Net Interest Income	64,360
Add: Tax equivalent adjustment on Net Interest Income	216
Total Noninterest Income	6,019
Total Revenue, Adjusted	$70,595

Efficiency Ratio	60.61%

Return on Equity – Return on Equity is a financial ratio that measures how much profit a company generates for each dollar of shareholder equity. The Bank’s selected performance measure is a non-U.S. GAAP financial measure derived from U.S. GAAP amounts which excludes the impact of unrealized gains/losses on our available for sale investment portfolio. This adjustment is made to eliminate the impact of mark-to-market adjustments on our securities portfolio resulting from changes in market interest rates which are recorded as a component equity within accumulated other comprehensive income. Eliminating this impact allows management to compare return on equity from period to period without taking into account changes in capital resulting from changes in market interest rates. The measure is calculated by dividing total net income by average equity, adjusted for average unrealized net gains or losses. A calculation of the non-U.S. GAAP measure is set forth below (dollars in thousands).

Net income	$20,034

Average Equity	167,608
Add: Average Net Unrealized Loss on Available for Sale Securities	32,927
Average Equity, Adjusted	$200,535

Return on Average Equity (before unrealized losses)	9.99%

Loan Growth – Overall loan growth is the measure selected for quality loan growth. This metric calculates the percentage growth in net loans on a year-over-year basis. The Bank generates the majority of its revenue from earning assets. Growth in loans leads to an improved earning asset mix and drives an improved net margin and profitability of the Company.

The table below shows the non-equity incentive metrics at threshold, target, and maximum, as well as the actual result and payout percentage for each metric:
	2024 Non-Equity Incentive Metrics
Category	Performance Measure	Threshold	Target	Max	Actual Result	Payout Percentage
Asset Quality	Total Classified Assets to Total Risk Based Capital	15.0%	10.0%	5.0%	10.76%	10.61%
Efficiency Ratio	Cumulative Efficiency Ratio	62.3%	58.6%	57.0%	60.61%	5.71%
Return on Equity	Return on Average Equity (before unrealized gains/losses)	9.0%	10.6%	12.7%	9.99%	7.72%
Quality Loan Growth	Overall Loan Growth	5.6%	8.4%	11.2%	-0.59%	0%
After reviewing actual 2024 performance results and taking into account the weighting of all metrics, the Compensation Committee determined that the annual Company incentive objectives for 2024 were achieved to a sufficient degree to pay out awards in accordance with the calculated results under the scorecard.  The Company reserves the right to exercise discretion on payout levels after performance levels have been certified.  No discretion was exercised.
The table below shows threshold, target, and maximum bonus opportunity as well as each NEO’s actual award as a percentage of base salary. The Company made the cash payments to the NEOs in March 2025 in the amounts identified in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
	2024 Non-Equity Incentive Opportunity as % of Base Salary
Name	Threshold	Target	Max	Actual 2024 Award as a Percentage of Base Salary
Jeremiah Z. Smith	0%	40.0%	60.0%	19.2%
Brett Hamilton	0%	30.0%	45.0%	14.4%
Kevin Spink	0%	30.0%	45.0%	14.4%

In 2024, the Board determined not to pay annual discretionary bonuses because the calculated payouts under the Non-Equity Incentive Compensation Plan were determined to be appropriately aligned with the Company’s performance.

Stock Option and Restricted Stock Awards
In 2024, the NEOs received grants of restricted stock awards under the Company’s 2016 Stock Incentive Plan.  Stock option and restricted stock awards are in line with the Company’s compensation philosophy, which is designed to retain executive management, reward long-term contributions to the Company and align executives with shareholder interests.  All stock options awarded to NEOs vest and become exercisable with respect to 25% of the underlying shares at the end of the first year and an additional 25% at the end of each of the next three years thereafter. No stock option awards were granted to any of the NEOs during 2024.  All restricted stock awards to named executive officers during 2024 cliff vest on the earlier of the fourth anniversary of the date of grant or upon normal retirement (normal retirement is defined as age 65 or later).
Details regarding the number of stock options and restricted stock awards held by each NEO at year-end is set forth below in the 2024 Outstanding Equity Awards at Fiscal Year-End Table.  The long-term incentives are awarded on a discretionary basis.  The named executive officers are eligible to receive long-term incentive awards annually.  The value of the awards is generally based on the Company’s overall success and individual contributions toward these results, as well as market and industry best practices.  When making awards, it is the Company’s practice to award a combination of stock options and restricted stock to the named executive officers, but there is no prescriptive methodology to determining the number of each type of share to grant and the Company has not granted any stock option awards to NEOs in the past two fiscal years.
All restricted stock awards granted to NEOs in 2024 and 2023 were made under the 2016 Stock Incentive Plan.

Employment Agreements
The Bank entered into an employment agreement with Mr. Smith effective as of January 1, 2023.  The agreement had an initial one-year term which renews automatically for consecutive one-year terms, unless the Mr. Smith or the Bank gives 60-days’ advance notice of intent to not renew the agreement.  Pursuant to such terms, the employment agreement was extended on December 31, 2024, to December 31, 2025.  The employment agreement provides for an annual base salary of $475,000, to be adjusted annually, where appropriate.  Upon an involuntary termination without cause (as defined therein) or termination for good reason (as defined therein) outside of a change of control period, Mr. Smith will receive, in a lump sum, 150% of the sum of (i) his annual base salary as of the date of termination and (ii) the average of the annual bonuses awarded to him for the three most recent consecutive years prior to termination, as well as continued health coverage for himself and his dependents for up to 36 months.  Upon an involuntary termination without cause or termination for good reason or the Bank’s election not to extend the term of his employment agreement within two years following a change of control, Mr. Smith will receive, in a lump sum, 250% of the sum of (i) his annual base salary as of the date of termination and (ii) the average of the annual bonuses  awarded to him for the three most recent consecutive years prior to the date of termination, continued health coverage for himself and his dependents for up to 36 months and outplacement assistance.
The Bank entered into an employment agreement with Mr. Hamilton effective as of April 1, 2024.  The agreement had an initial one-year term which renews automatically for consecutive one-year terms, unless Mr. Hamilton or the Bank gives 60 days’ advance notice of intent not to renew the agreement.  Pursuant to such terms, the employment agreement was extended on December 31, 2024, to December 31, 2025.  The employment agreement provides for an annual base salary of $287,000, to be adjusted annually, where appropriate.  Upon an involuntary termination without cause (as defined therein) or termination for good reason (as defined therein) outside of a change of control period, Mr. Hamilton will receive, in a lump sum, 100% of the sum of (i) his annual base salary as of the date of termination and (ii) the average of the annual bonuses awarded to him for the three most recent consecutive years prior to termination, as well as continued health coverage for himself and his dependents for up to 36 months.  Upon an involuntary termination without cause or termination for good reason or the Bank’s election not to extend the term of his employment agreement within two years following a change of control, Mr. Hamilton will receive, in a lump sum, 200% of the sum of (i) his annual base salary as of the date of termination and (ii) the average of the annual bonuses  awarded to him for the three most recent consecutive years prior to the date of termination, continued health coverage for himself and his dependents for up to 36 months and outplacement assistance.

The Bank entered into an employment agreement with Mr. Spink effective as of February 27, 2024.  The agreement had an initial term that ended on December 31, 2024, and then subsequent terms that renew automatically for consecutive one-year terms, unless Mr. Spink or the Bank gives 60-days’ advance notice of intent to not renew the agreement.  Pursuant to such terms, the employment agreement was extended on December 31, 2024, to December 31, 2025.  The employment agreement provides for an annual base salary of $301,764, to be adjusted annually, where appropriate.  Upon an involuntary termination without cause (as defined therein) or termination for good reason (as defined therein) outside of a change of control period, Mr. Spink will receive, in a lump sum, 100% of the sum of (i) his annual base salary as of the date of termination and (ii) the average of the annual bonuses awarded to him for the three most recent consecutive years prior to termination, as well as continued health coverage for himself and his dependents for up to 36 months.  Upon an involuntary termination without cause or termination for good reason or the Bank’s election not to extend the term of his employment agreement within two years following a change of control, Mr. Spink will receive, in a lump sum, 200% of the sum of (i) his annual base salary as of the date of termination and (ii) the average of the annual bonuses  awarded to him for the three most recent consecutive years prior to the date of termination, continued health coverage for himself and his dependents for up to 36 months and outplacement assistance.
Supplemental Executive Retirement Agreements
The Company has entered into Supplemental Executive Retirement Plan Agreements (“SERPs”) with Messrs. Smith and Spink.   As part of an effort by the Board to coordinate the various forms of retirement benefits provided to executives in order to enhance internal equity and to better target the overall level of retirement benefits provided, the SERP was adopted to provide a total benefit up to 50% of the average compensation from three sources: social security retirement benefits, the profit sharing plan, and the new SERP.  In connection with Mr. Smith’s appointment as the Chief Executive Officer, the Company entered into an amendment of Mr. Smith’s SERP agreement, effective January 1, 2023.  Mr. Spink and the Company entered into the new SERP agreement on August 1, 2017.
The SERP benefit is calculated using three-year average salary plus seven-year average bonus (average compensation).  For each year of service, the benefit formula credits 2.5% for the Chief Executive Officer, and 2% for all other participants, of the participant’s average base salary over the prior three full calendar years multiplied by the average ratio of such participant’s bonus payments to his or her base salary over the prior seven full calendar years, up to a maximum of 50% of such amount.  Therefore, for an executive (other than the Chief Executive Officer) serving 25 years, the target benefit is 50% of average compensation.
The SERP target benefit is reduced for other forms of retirement income.  Reductions are made for 50% of the social security benefit expected at age 65 (age 62 under the amended SERP agreement for Mr. Smith) and for the accumulated value of contributions the Bank makes to the executive’s profit sharing plan.  For purposes of this reduction, contributions to the profit sharing plan are accumulated each year at a three-year average of the yields on 10-year treasury securities.  Retirement benefits are paid monthly for 120 months plus six months for each full year of service over 10 years, up to a maximum of 180 months.
If a participant is involuntarily terminated or terminates his employment for Good Reason within 24 months of a Change in Control (as such terms are defined in the applicable SERP agreement for the participant), then the participant will receive a payment equal to the greater of (i) the Actuarially Equivalent (as defined in the SERP) of the regular retirement benefits calculated based on the formula provided in the SERP assuming the participant had remained employed until obtaining the age of 65, and (ii) the amount the participant would have received upon retirement under the SERP without regard to such change in control transaction. The amount payable in connection with the participant’s involuntary termination, or resignation for Good Reason, within 24 months of a Change in Control will be paid in a single lump sum within three days of such termination (or deferred for six months if required to be in compliance with Section 409A of the Code).

The SERP agreements provide for reduced benefits in the case of early retirement (the later of the executive officer’s 55th birthday or the age at which the executive officer has at least 10 years of service with the Company).  The early commencement factor is 1.0 minus the product of 0.41667% multiplied by the number of full calendar months that early retirement precedes age 65 (age 62 under the amended SERP agreement for Mr. Smith).  Benefits are also payable in the event of death, disability, or termination within 24 months following a change in control.
Eligibility to participate in the SERP is limited to a select group of management or highly compensated employees of the Bank that are designated by the Board.
Profit Sharing/401(k) Plan and Trust
The Company has an interest in providing financial security and retirement savings opportunities to its employees and views its retirement plans as a means of attracting and retaining employees in a competitive labor market. To accomplish these goals, the Company sponsors a Profit Sharing/401(k) Plan and Trust Agreement pursuant to which the Company makes annual profit-sharing contributions as determined by the Bank’s Board of Directors depending on the profitability of the Bank during the year, subject to certain limitations on contributions under the Internal Revenue Code (“IRC”) and the Profit Sharing Plan.

Employees with a minimum of one year of service with the Company are eligible to participate in the profit sharing portion of the Profit Sharing Plan. The Company’s profit sharing contribution is allocated among participating employees, including the NEOs, in the proportion which each participant’s covered compensation for the fiscal year bears to the total compensation for all participating employees for such year, subject to statutory limits. Contributions to a participant’s account vest after six years, and participants may receive distributions from their profit sharing accounts only upon retirement (or age 59 ½), termination of employment, disability, or death.

The Company generally contributes annually to the Profit Sharing Plan an amount equal to 10% of net income.  This contribution is made annually at the discretion of the Board of Directors.

Other Plans and Benefits
Non-Qualified Deferred Compensation Plan
Consistent with the desire to provide retirement and savings opportunities for a select group of executive management and highly compensated employees, the Company provides a deferred compensation plan for its NEOs called the “Amended and Restated Executive Deferral Plan.”  The Amended and Restated Executive Deferral Plan provides a way to offset the effect of tax law limitations on benefits under tax-qualified plans.  The plan is a nonqualified plan providing the NEOs with an unfunded, deferred compensation program.  Under the Amended and Restated Executive Deferral Plan, the NEOs may elect to voluntarily defer a portion of their current compensation until termination of employment, subject to certain exceptions. Payments generally commence the month following termination at of employment, or six months following if necessary to comply with Section 409A.  Deferred amounts earn interest at an annual rate determined by the Bank’s Compensation Committee and approved by the Board of Directors.  In 2024, deferred amounts earned interest at 5.89%, representing 120% of the Applicable Federal Rate.  In 2024, no executives elected to voluntarily defer any compensation.

Mr. Smith and Mr. Hamilton each participate in the Amended and Restated Executive Deferral Plan. The purpose of the Amended and Restated Executive Deferral Plan is to recognize the contributions of these select key executives to the Company, to drive continued and future business results, and to serve as a retention vehicle for their continued employment. The benefits are performance-based in that the Compensation Committee annually establishes and approves performance metrics at the beginning of each performance period, and no contributions are made to the Executive Deferral Plan unless the goals are achieved, or discretion is exercised. The 2024 performance metrics approved by the Committee were Return on Average Equity excluding unrealized gains or losses and Non-Performing Assets to Total Loans.  The target for these metrics were 10.6% and 0.8%, respectively.  Company contributions to the deferral accounts are based on a percentage of base salary and range from 0% to 15% of base salary for Mr. Hamilton and from 0% to 30% of base salary for Mr. Smith. Company contributions are eligible to earn the same interest paid on voluntary deferred contributions. Company contributions and any interest earned are subject to vesting requirements.

	2024 Non-Qualified Deferred Compensation Plan Opportunity as % of Salary
Performance Measure	Threshold	Target	Max	Actual Result
Return on Average Equity % (before unrealized gains/losses)	9.0%	10.6%	12.7%	9.99%
Non-Performing Assets to Total Loans	1.0%	0.8%	0.5%	1.06%

	2024 Non-Qualified Deferred Compensation Plan Opportunity as % of Salary
Name	Threshold	Target	Max	Actual 2024 Award as a Percentage of Salary
Jeremiah Z. Smith	0%	20.0%	30.0%	9.26%
Brett Hamilton	0%	10.0%	15.0%	4.63%

These contributions provide supplementary executive retirement/retention awards that vest and become payable upon the first of the following events to occur: continued employment with the Company to age 65, death while an employee of the Company, disability while an employee of the Company, an involuntary termination from the Company without Cause or voluntary termination for Good Reason, or a termination within 24 months of a Change in Control (as each such term is defined under the Amended and Restated Executive Deferral Plan). Upon his appointment as Chief Executive Officer, Mr. Smith entered into the First Amendment to Executive Participation Agreement, effective January 1, 2023, pursuant to which Mr. Smith became 50% vested in the balance of his award as of January 1, 2023 and will become fully vested in the remaining balance of his award upon his 62nd birthday, so long as he remains employed with the Bank and has achieved certain performance goals (subject to his earlier involuntary termination without Cause, resignation for Good Reason, termination due to death or Disability (as defined in his Executive Retirement/Retention Participation Agreement), or a Change in Control).

Change of Control Agreements
The Company provides certain NEOs with agreements that provide certain specified benefits upon a change in control of the Company.  These agreements endeavor to help the Company retain key employees by providing those executives some certainty in compensation in the event the Company is acquired, and also help to ensure that the Company will have the benefit of its named executive officers during and through the consummation of any merger.  For more information, please refer to “Employment Agreements” above.

2024 Outstanding Equity Awards at Fiscal Year-End*
The following table sets forth information regarding outstanding equity-based awards, including the potential dollar amount realizable with respect to each award.
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Jeremiah Z Smith	16,454	-		4.81	02/16/2025	50,891	484,215
	16,454	-		5.14	02/17/2026
	18,135	-		7.90	02/12/2027
	22,662	-		9.26	02/12/2028
	28,991	-		8.10	02/20/2029
	51,301	-		8.77	02/18/2030
	14,564	14,564	(1)	8.86	03/29/2032

Brett Hamilton	-	-		-	-	4,693	44,655

Kevin Spink	2,191	-		9.26	02/12/2028	30,531	290,499
	15,743	-		8.10	02/20/2029
	31,417	-		8.77	02/18/2030
	9,984	9,986	(1)	8.86	03/29/2032

*The figures in the table above are based on data as of December 31, 2024 and have been adjusted for a 5% stock dividend paid by the Company on March 25, 2025, to shareholders of record on February 28, 2025.

1.	Remaining unexercisable options will vest and become exercisable in two equal installments on March 29, 2025, and March 29, 2026.
2.
These awards represent time-based restricted stock awards that vest in their entirety on the fourth anniversary of grant date.  These awards were granted on February 19, 2021, February 16, 2022, February 23, 2023, February 14, 2024, and April 5, 2024.

3.
The fair value was determined using the closing price of the Company’s stock on December 31, 2024, adjusted for a 5% stock dividend paid by the Company on March 25, 2025, to shareholders of record on February 28, 2025.  The adjusted closing stock price on that date was $9.51.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed years.  In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (the “SCT”) in previous years to reflect the estimated value of equity awards as of the end of the fiscal year or, if earlier, the vesting date. Note that compensation for our NEOs other than our Chief Executive Officer (“CEO”) is reported as an average.

Year	Summary Compensation Table (SCT) Total for CEO (1)	Compensation Actually Paid to CEO (2) ($)	Average SCT Total for Non-CEO NEOs (1) ($)	Average Compensation Actually Paid to Non-CEO NEOs (2) ($)	Value of $100 Initial Fixed Investment Based on Total Shareholder Return (“TSR”) ($)	Net Income ($)
2024	$831,194	$911,199	$403,366	$429,874	$113	$20,034
2023	1,036,734	1,118,028	557,714	605,711	96	21,554
2022	1,200,372	1,087,346	600,608	530,272	83	15,884

1.
The CEO for 2024 and 2023 is Jeremiah Z. Smith.  The CEO for 2022 was Louise A. Walker.  Other named executive officers for 2024 include Brett Hamilton, Executive Vice President/Chief Credit Officer and Kevin Spink, Executive Vice President/Chief Financial Officer.  Other named executive officers for 2023 include T. Joe Danelson, Executive Vice President/Chief Credit Officer and Kevin Spink, Executive Vice President/Chief Financial Officer.  Other named executive officers for 2022 included Jeremiah Z. Smith, former Senior Executive Vice President/ Chief Operating Officer and T. Joe Danelson, Executive Vice President/Chief Credit Officer.

2.
SEC rules require certain adjustments be made to the SCT totals to determine “compensation actually paid” as reported in the Pay versus Performance table. The following table details these adjustments more specifically:

Year	Executive	SCT Total ($)	Subtract Amount Reported in “Stock Awards” Column of SCT ($)	Add Value of Outstanding and Unvested Equity Awards that were Granted in Current Year ($)	Add (Subtract) Change In Value of Equity Awards Outstanding and Unvested at the end of the Current Year that were Granted in a Prior year ($)	Add (Subtract) Change in Value of Equity Awards Vested in the Current Year that were Granted in a Prior Year ($)	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions ($)	Compensation Actually Paid ($)
2024	CEO	$831,194	$(159,993)	$192,897	$48,759	$(1,658)	$-	$911,199
Non-CEO NEOs		403,366	(63,417)	74,670	15,671	(416)	-	429,874
2023	CEO	1,036,734	(135,928)	142,310	64,049	10,863	-	1,118,028
Non-CEO NEOs		557,714	(80,374)	84,147	36,898	7,326	-	605,711
2022	CEO	1,200,372	(397,282)	353,298	(77,482)	8,440	-	1,087,346
Non-CEO NEOs		600,608	(103,878)	72,135	(46,928)	8,335	-	530,272

Proposal 2
Approval Of The First Northern Community Bancorp
2026 Stock Incentive Plan
The Company is seeking shareholder approval of the 2026 Stock Incentive Plan. The 2026 Stock Incentive Plan will replace the current First Northern Community Bancorp 2016 Stock Incentive Plan (the “2016 Stock Incentive Plan”), which will expire by its terms on March 14, 2026.  The total number of shares authorized for issuance under the 2026 Stock Incentive Plan is a maximum of 450,452 shares, which is comprised of the shares remaining for issuance and forfeitures of outstanding awards and awards that expire or are terminated or cancelled under the 2016 Stock Incentive Plan, which will become available under the new 2026 Stock Incentive Plan if approved by shareholders.
The 2026 Stock Incentive Plan was adopted by the Board of Directors on March 20, 2025, and will be effective on March 15, 2026 or such earlier date when the Board of Directors has terminated the 2016 Stock Incentive Plan. The purpose of the 2026 Stock Incentive Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging employees, non-employee directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, non-employee directors and consultants with exceptional qualifications, and (c) linking employees, non-employee directors and consultants directly to shareholder interests through increased stock ownership.
Set forth below is a summary of the material terms of the 2026 Stock Incentive Plan, which is qualified in its entirety by the specific language of the 2026 Stock Incentive Plan. A copy of the 2026 Stock Incentive Plan presented for shareholder approval is attached to this Proxy Statement as Appendix A. Shareholders are urged to read the complete text of the 2026 Stock Incentive Plan.
Administration

The 2026 Stock Incentive Plan is administered by the Compensation Committee.  The Compensation Committee will have full power and authority, subject to the provisions of the 2026 Stock Incentive Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the 2026 Stock Incentive Plan, to interpret the provisions and supervise the administration of the 2026 Stock Incentive Plan, and to take all such actions as it deems necessary or advisable, subject to the requirements of applicable law.  The Board of Directors may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the 2026 Stock Incentive Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended, may grant awards under the 2026 Stock Incentive Plan to such employees and may determine all terms of such awards.  The Board of Directors may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board of Directors will specify the total number of awards that such officers may award.  As used in this summary, the term “administrator” means the Compensation Committee or its delegate.
Eligibility

Employees of the Company, and those of the Company’s subsidiaries and affiliates, are eligible to participate in the 2026 Stock Incentive Plan.  Non-employee members of the Board of Directors and other persons that provide consulting services to the Company or its subsidiaries and affiliates are also eligible to participate in the 2026 Stock Incentive Plan.  The term “subsidiary” is used in this summary to refer to any corporation, if our Company or one or more of our subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation.  The term “affiliate” is used in this summary to refer to any entity other than a subsidiary, if our Company or one or more of our subsidiaries own not less than 50% of such entity.  Based on Company records as of March 31, 2025, there are approximately 189 employees and 9 non-employee directors who meet these eligibility criteria.

The 2026 Stock Incentive Plan provides for the grant of awards in the form of options (which may constitute incentive stock options or nonstatutory stock options), restricted stock, stock appreciation rights, stock units, performance-based awards, and other stock awards.  Employees, non-employee directors and consultants are eligible for the grant of restricted stock, stock units, nonstatutory stock options, stock appreciation rights, performance-based awards, and other stock awards under the 2026 Stock Incentive Plan.  Only employees of the Company, a parent or a subsidiary are eligible for the grant of incentive stock options.
Shares Subject to the 2026 Stock Incentive Plan

No participant in the 2026 Stock Incentive Plan may receive option grants, stock appreciation rights, restricted stock or stock units for more than 50,000 shares total in any calendar year.  With respect to awards granted to outside directors under the 2026 Stock Incentive Plan during the term of the 2026 Stock Incentive Plan, the total number of shares of common stock which may be issued upon exercise or settlement of such awards is 100,000 shares and no outside director may receive option grants, stock appreciation rights, restricted stock or stock units for more than 3,000 shares total in any calendar year.  Awards granted to non-employee directors under the 2026 Stock Incentive Plan will be vested as to all the shares of common stock subject to such awards in the event a change in control takes place with respect to the Company.
These limitations, and the terms of outstanding awards, will be adjusted as appropriate in the event of a stock dividend, stock split, reclassification of stock or similar event.  If shares issued upon the exercise of options are forfeited, then such shares will become available for awards under the 2026 Stock Incentive Plan.  If stock units, options, or stock appreciation rights are forfeited or terminated for any reason before being settled or exercised, or an award is settled in cash without the delivery of shares to the holder, then the corresponding shares will again become available for awards under the 2026 Stock Incentive Plan.  Shares surrendered or withheld to satisfy the purchase price or exercise price or withheld to satisfy tax withholding obligations will again become available for awards under the 2026 Stock Incentive Plan.
The closing price for the common stock as of March 31, 2025, was $10.18 per share.
Plan Features
Although the Company has historically made most grants in the form of restricted shares, and currently intends to continue this practice, the 2026 Stock Incentive Plan gives the Company the authority to make awards in various forms, as described below:
Stock Options
A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future.  Stock options may be granted independently or in consideration of a reduction in the recipient’s compensation.  The 2026 Stock Incentive Plan provides for the grant of both options intended to qualify as incentive stock options under IRC Section 422 and options that are not intended to so qualify.  Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries.
The Compensation Committee will select the recipients who are granted options and, consistent with the terms of the 2026 Stock Incentive Plan, prescribe the terms of any specific award granted under the 2026 Stock Incentive Plan, including any vesting arrangement and exercise period.  A stock option agreement may provide for the accelerated exercisability in the event of the recipient’s death, disability, or retirement and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service.
The exercise price of incentive stock options is set by the Compensation Committee but may not be less than 100% of the fair market value of a share of our common stock as of the date of grant, and in the event a recipient is deemed to be a 10% owner of the Company or one of our subsidiaries, the exercise price may not be less than 110% of the fair market value of a share of our common stock as of the date of grant.  The exercise price of a nonqualified stock option cannot be less than 100% of the common stock’s fair market value on the date the option is granted.  The IRC currently limits to $100,000 the aggregate value of common stock for which incentive stock options may first become exercisable in any calendar year under the 2026 Stock Incentive Plan or any other option plan adopted by the Company.  The exercise price of a nonstatutory stock option is set by the Compensation Committee.

Within the limitations of the 2026 Stock Incentive Plan, including the shareholder approval requirements applicable to certain forms of direct and indirect repricing of options and stock appreciation rights, the administrator may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of the same or a different number of shares.  No modification of an option will, without the consent of the recipient, materially impair his or her rights or obligations under such option.
The exercise price may be paid in cash or cash equivalents, or, to the extent that the stock option agreement so provides, by surrendering shares of common stock, in consideration of services rendered to the Company, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, by delivery of an irrevocable direction to a securities broker or lender approved by us to pledge shares as a partial security for a loan and to deliver the loan proceeds in satisfaction of the aggregate exercise price, by “net exercise” arrangement, or in any other form that is consistent with applicable laws, regulations and rules.
Options may be exercised in accordance with requirements set by the administrator.  In no event may options granted under the 2026 Stock Incentive Plan be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock).  Each stock option agreement will set forth the extent to which the recipient will have the right to exercise the option following the termination of the recipient’s service with us and our subsidiaries, and the right to exercise the option of any executors or administrators of the recipient’s estate or any person who has acquired such option(s) directly from the recipient by bequest or inheritance, provided that the post-termination exercise period for vested options must be at least 30 days post-termination if such termination was without “cause,” and at least six months post-termination if such termination was due to death or disability.
Stock Appreciation Rights.
A stock appreciation right entitles the recipient to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the base value for a share of common stock as established by the administrator at the time of grant of the award.  The Compensation Committee also will select the recipients who receive stock appreciation rights under the 2026 Stock Incentive Plan.  Stock appreciation rights may be granted independently or in consideration of a reduction in the recipient’s compensation.  A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator.  There is a minimum vesting period of twelve (12) months before any stock appreciation right granted under the 2026 Stock Incentive Plan will become exercisable.  A stock appreciation right may be granted either alone or in tandem with other awards under the 2026 Stock Incentive Plan.  The amount payable upon the exercise of a stock appreciation right may be settled in cash, the issuance of shares of common stock, or a combination thereof.
Restricted Share Awards
Restricted shares are a share award that may be conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement.  The Compensation Committee will select the recipients who are granted restricted shares and, consistent with the terms of the 2026 Stock Incentive Plan, will determine the terms and conditions of any restricted stock award, including any vesting arrangement or transfer restrictions or both, which will be set forth in a restricted stock agreement to be entered into between the Company and each grantee.  Shares may be awarded under the 2026 Stock Incentive Plan for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, future services, or services rendered prior to the award, without a cash payment by the grantee. The Compensation Committee may require payment of the purchase price for the shares before such shares will be delivered, at a purchase price determined by the Compensation Committee in its sole discretion.

Restricted Stock Units
Under the 2026 Stock Incentive Plan, the Compensation Committee may also grant restricted stock units that give recipients the right to acquire a specified number of shares of common stock, or in the Compensation Committee’s discretion, the equivalent value in cash or a combination of shares of common stock and cash, at a future date upon the satisfaction of certain conditions, including any vesting arrangement or performance criteria, established by the Compensation Committee and as set forth in a stock unit agreement.  Subject to the terms of the 2026 Stock Incentive Plan, the Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between the Company and each grantee.  Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is required of the recipient.  Recipients of restricted stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.
Other Stock Awards
The Compensation Committee may grant other stock awards under the 2026 Stock Incentive Plan that are based in whole or in part on the value of our stock. The Board of Directors shall have the sole discretion to determine the terms and conditions of any such awards, including the number of shares (or cash equivalent thereof) subject to such award.
Recapitalizations, Stock Splits or Similar Capital Transactions
In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustment will be made to the number of shares reserved for issuance under the 2026 Stock Incentive Plan, including the limitation regarding the total number of shares underlying awards given to an individual recipient in any calendar year, and other adjustments in order to preserve the benefits of outstanding awards under the 2026 Stock Incentive Plan.  Neither the Board of Directors nor the Compensation Committee nor their delegates may amend the terms of outstanding options or stock appreciation rights to reduce the exercise price or cancel outstanding options or stock appreciation rights with an exercise price above fair market value per share in exchange for another option, stock appreciation right or other award, unless the shareholders of the Company have previously approved such an action or the action relates to such an adjustment.
Mergers
Generally, if the Company is a party to a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization.  Subject to compliance with IRC Section 409A, such agreement may provide for: (i) the continuation of the outstanding awards by the Company, if the Company is a surviving corporation; (ii) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards; (iv) exercisability and settlement, in whole or in part, of outstanding awards followed by the cancellation of such awards upon or immediately prior to the effectiveness of such transaction; or (v) settlement of the intrinsic value of the outstanding awards in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such awards or the underlying shares) followed by the cancellation of such awards; in each case without the recipient’s consent.  Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.  The Company will have no obligation to treat all awards, all awards held by a recipient, or all awards of the same type, similarly.

Tax Withholding
In order to satisfy any withholding tax with respect to the grant or vesting of awards, the 2026 Stock Incentive Plan permits the recipient to satisfy his or her tax withholding obligations in cash payment, share withholding, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, by delivery of an irrevocable direction to a securities broker or lender approved by us to pledge shares as a partial security for a loan and to deliver the loan proceeds in satisfaction of the aggregate exercise price, or such other method that the Compensation Committee deems appropriate. To the extent an award is subject to any fringe benefit tax, such tax liability may be satisfied by the recipient’s payment of such liability to his or her employer or another reasonable method determined by the Company or the Compensation Committee.
Amendment and Termination
The Board of Directors may amend or terminate the 2026 Stock Incentive Plan at any time, but an amendment will not become effective without the approval of our shareholders to the extent required by applicable laws, regulations or rules.  If not terminated sooner, the 2026 Stock Incentive Plan will automatically terminate 10 years after the later of its adoption by the Board, or the date of the most-recent authorized share limit increase approved by the shareholders on, or within 12 months after, the date the Board approves such increase. No termination of the 2026 Stock Incentive Plan will affect a recipient’s rights under outstanding awards without the recipient’s consent.
New Plan Benefits

Because grants under the 2026 Stock Incentive Plan are subject to the discretion of the plan administrator, awards that may be granted under the 2026 Stock Incentive Plan are undeterminable.  Future exercise prices for options granted under the 2026 Stock Incentive Plan are also undeterminable because they will be based upon the fair market value of the common stock on the date of grant.  Restricted stock units are settled on or after the vesting date in shares of common stock or, in the Company’s sole discretion, in cash (or combination thereof).
Federal Income Tax Aspects of the 2026 Stock Incentive Plan
This is a brief summary of the federal income tax aspects of awards that may be made under the 2026 Stock Incentive Plan based on existing U.S. federal income tax laws.  This summary provides only the basic tax rules.  It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances.  It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death.  The tax consequences of awards under the 2026 Stock Incentive Plan depend upon the type of award, among other factors.
Incentive Stock Options.  The recipient of an incentive stock option granted under the 2026 Stock Incentive Plan will not recognize income upon grant or exercise of the option under the IRC unless the alternative minimum tax rules apply.  Upon a recipient’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the recipient as long-term capital gain.  If the recipient disposes of the shares prior to the expiration of either of the above holding periods, then the recipient will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares.  Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.  We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.
Nonqualified Stock Options.  The recipient of nonstatutory stock options under the 2026 Stock Incentive Plan will not recognize any taxable income at the time of grant of the option.  However, upon exercise of the nonstatutory stock option, the recipient will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price.  Upon a recipient’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.  The IRC provides for reduced tax rates for long-term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.  We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards.  The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares.  However, if the recipient makes a timely election under the IRC to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.  In the case of an exercise of a stock appreciation right or an award of restricted stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.  We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.
Section 409A.  Any deferrals made under the 2026 Stock Incentive Plan, including awards granted under the 2026 Stock Incentive Plan that are considered to be deferred compensation, must satisfy the requirements of IRC Section 409A to avoid adverse tax consequences to participating employees.  These requirements include limitations on election timing, acceleration of payments, and distributions.  The Company intends to structure any deferrals and awards under the 2026 Stock Incentive Plan to meet the applicable tax law requirements.
Required Vote
The affirmative vote of a majority of shares of the Company’s common stock represented and entitled to vote at the Meeting is needed to approve the 2026 Stock Incentive Plan. In the event approval is not obtained, the 2026 Stock Incentive Plan will not become effective.
The Board Of Directors Recommends That Shareholders Vote “FOR” The
Proposal To Approve The First Northern Community Bancorp 2026 Stock Incentive Plan.

Proposal 3
Approval Of The First Northern Community Bancorp
2026 Employee Stock Purchase Plan
The Company is seeking shareholder approval of the 2026 ESPP.  The 2026 ESPP will replace the current First Northern Community Bancorp 2016 Employee Stock Purchase Plan (the “2016 Employee Stock Purchase Plan”), which will expire by its terms on March 14, 2026.  The total number of shares authorized for issuance under the 2026 ESPP is a maximum of 300,000 shares, which comprises 260,264 shares reserved under the 2016 Employee Stock Purchase Plan that are not purchased, which will become available under the new 2026 ESPP, if approved if shareholders, and 39,736 additional shares that will be registered under the new 2026 ESPP, if approved by shareholders.
The 2026 ESPP was adopted by the Board of Directors on March 20, 2025, and will be effective on March 15, 2026 or such earlier date when the Board of Directors has terminated the 2026 ESPP.  The purpose of the 2026 ESPP is to attract new employees, retain current employees, and provide eligible employees with an opportunity to acquire shares of common stock at a price below their fair market value and to pay for the purchases through payroll deductions, thereby enabling such employees to increase their proprietary interest in the success of the Company.
Set forth below is a summary of the material terms of the 2026 ESPP, which is qualified in its entirety by the specific language of the 2026 ESPP.  A copy of the 2026 ESPP presented for shareholder approval is attached to this proxy statement as Appendix B. Shareholders are urged to read the complete text of the 2026 ESPP.
Administration
The 2026 ESPP is administered by the Compensation Committee, except to the extent that it delegates such authority to another person or persons (the “Committee”).   The Committee will have full power and authority, subject to the provisions of the 2026 ESPP, to promulgate such rules and regulations as it deems necessary for the proper administration of the 2026 ESPP, to interpret the provisions and supervise the administration of the 2026 ESPP, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable.  The Committee’s determinations under the 2026 ESPP, unless otherwise determined by the Board, will be conclusive and binding on all participants.
Eligibility; Price of Shares
Each regular full-time and part-time employee of the Company, First Northern Bank of Dixon and subsidiaries designated by the Board of Directors who has been continually employed for at least 90 days prior to, and is an employee on, the commencement of an offering period may elect to participate in the 2026 ESPP for such offering period (as defined below).  The approximate number of eligible employees is undeterminable since eligibility depends in part on employment on the commencement of any offering period.
The 2026 ESPP provides that eligible employees will have the option to acquire shares during one or more offering periods, the duration of which shall not exceed 27 months for each offering period.  The Committee determines the commencement date and duration of each offering period subject to the above limitation.
The purchase price for each share of stock purchased during the offering period will not be less than the lesser of (a) 85% of the fair market value of the common stock on the offering date or (b) 85% of the fair market value of the common stock on the purchase date.  By enrolling in the 2026 ESPP, a participant will be deemed to have elected to purchase the maximum number of whole shares of common stock which can be purchased with the total amount contributed by the participant during the participation period.  In the event that the aggregate number of shares which all participants elect to purchase during a participation period exceeds the number of shares remaining available for issuance under the 2026 ESPP, then each participant will be entitled to purchase a pro rata number of shares.  Unless otherwise set forth in the terms and conditions of an offering, an amount remaining in the participant’s account that represents the purchase price for any fractional share shall be carried over in the participant’s account to the next offering period or refunded to the participant in cash at the end of the offering period, without interest.

The closing price for the common stock as of March 31, 2025, was $10.18 per share.
Participation; Payroll Deductions; Purchase of Shares
Eligible employees become participants in the 2026 ESPP by executing an enrollment form authorizing payroll deductions and filing it with the Committee, in accordance with procedures established by the Committee.  The employee designates on the enrollment form the amount of his or her compensation which he or she elects to have withheld; provided that the amount may not exceed 10% of the employee’s compensation.  Once enrolled, a participant will continue to participate in the 2026 ESPP for each succeeding offering period until he or she terminates participation in the 2026 ESPP or ceases to qualify as an eligible employee.
For purposes of the 2026 ESPP, unless otherwise provided in the terms and conditions of an offering, compensation only includes base salary and wages paid in cash to an eligible employee. Compensation will not include variable compensation (including commissions, bonuses, incentive compensation, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options or any other equity awards, and similar items. Whether an item will be included as compensation for purposes of the 2026 ESPP is determined by the Committee.
A participant may purchase shares of common stock under the 2026 ESPP solely by means of payroll deductions; provided, however, that to the extent permitted by the terms and conditions of an offering, a participant may also make contributions through payment by cash or check prior to one or more purchase dates during the offering.  Payroll deductions commence with the first paycheck issued during the offering period.  A participant may increase or decrease the rate of payroll withholding in accordance with the procedures set forth in the 2026 ESPP.
Participants are notified by statements of account as soon as practicable following the end of each offering period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their accounts.  Certificates representing the number of shares of common stock purchased will be delivered to the plan administrator pursuant to the participation agreement and subject to the conditions described in the participation agreement which may include a requirement that shares of common stock be held and not sold for certain time periods.
Special Limitations
The 2026 ESPP imposes certain limitations upon a participant’s right to acquire shares of our common stock, including the following limitations:
1.
No employee is eligible to participate in the 2026 ESPP if, immediately after electing to participate, the employee would own stock of our company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of our company.

2.
No employee is permitted to continue to participate under the 2026 ESPP and all similar purchase plans of our company or its subsidiaries, if his or her right to purchase stock would accrue at a rate exceeding $25,000 of the fair market value of such stock (determined at the time the right is granted) per calendar year.

Withdrawal From the 2026 ESPP; Termination of Employment
Participants may withdraw from the 2026 ESPP at any time up to the last day of an offering period by filing the prescribed form with the Committee.  In addition, if payment by cash or check is permitted under the terms and conditions of an offering, Participants may be deemed to withdraw from the 2026 ESPP by declining or failing to remit timely payment to the Company for the shares of stock.  As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant’s account are refunded in cash, without interest.  A participant who has withdrawn from the 2026 ESPP cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the provisions of the 2026 ESPP.
Termination of a participant’s status as an eligible employee is treated as an automatic withdrawal from the 2026 ESPP.  A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant’s death subsequent to the purchase of shares, but prior to delivery.  A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant’s death prior to the last day of an offering period.  Any other attempted assignment, except by will, and the laws of descent and distribution, may be treated as a withdrawal.
Amendment and Termination of the 2026 ESPP
The 2026 ESPP may be amended or terminated at any time by the Board of Directors, subject to applicable laws.  If not terminated sooner, the 2026 ESPP will automatically terminate 10 years after the later of its adoption by the Board, or the date of the most-recent authorized share limit increase approved by the shareholders on, or within 12 months after, the date the Board approves such increase.
Effect of Certain Corporate Events
The number of shares authorized under the 2026 ESPP and the number and price of shares which may be purchased in any offering period will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a forward or reverse split, subdivision or consolidation of shares, the payment of a stock dividend or bonus; a recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off reorganization, combination or exchange of shares of stock; the issuance of warrants or other rights to purchase shares of stock or other securities; any other change in corporate structure; or an extraordinary distribution (whether in the form of cash, shares of stock or other securities or property).
Immediately prior to the effective time of a corporate reorganization, the offering period then in progress will terminate, and shares will be purchased pursuant to the 2026 ESPP, unless the 2026 ESPP is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger, consolidation or reorganization.
New Plan Benefits
No current directors will receive any benefit under the 2026 ESPP.  The benefits that will be received under the 2026 ESPP by the Company’s eligible employees are not currently determinable since the number of shares of common stock to be purchased for any eligible employee during an offering period will depend upon the total amount contributed by such employee during such offering period.
Federal Income Tax Aspects of the 2026 ESPP
The following brief summary of the effect of U.S. federal income taxation upon the participant and us with respect to the shares purchased under the 2026 ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.  The 2026 ESPP and the right of participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the IRC.  Under these provisions, no income will be taxable to a participant until the shares purchased under the 2026 ESPP are sold or otherwise disposed of.  Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period.  If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.  We generally are not entitled to a deduction of amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Required Vote
The affirmative vote of a majority of shares of the Company’s common stock represented and entitled to vote at the Meeting is needed to approve the 2026 ESPP.  In the event approval is not obtained, the 2026 ESPP will not become effective.
The Board Of Directors Recommends That Shareholders Vote “FOR” The
Proposal To Approve The First Northern Community Bancorp 2026 Employee Stock Purchase Plan.

Proposal 4
Ratification of the Appointment of the Company’s Independent
Registered Public Accounting Firm
At the Annual Meeting a vote will be taken on a proposal to ratify the appointment of Moss Adams LLP by the Audit Committee of the Board of Directors to act as the independent registered public accounting firm of the Bank and the Company for the fiscal year ending December 31, 2025.  Although the appointment of independent public accountants is not required to be approved by shareholders, the Audit Committee believes shareholders should participate in such selection through ratification.
It is anticipated that a representative of Moss Adams LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Ratification of the appointment by the Audit Committee of the Board of Directors of the independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.

Your Board of Directors Recommends a vote “FOR” Ratification of the
Appointment of Moss Adams LLP by the Audit Committee of the
Board of Directors as the Bank’s and the Company’s Independent Registered
Public Accounting Firm for the Fiscal Year Ending December 31, 2025.

Transactions with Related Persons
Certain directors and executive officers of the Bank and the Company and corporations and other organizations associated with them and members of their immediate families were customers of and engaged in banking transactions, including loans, with the Bank in the ordinary course of business in 2024 and 2023.  Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collectability or present other unfavorable features.
Insider Lending policy
The Board of Directors of the Company has a written insider lending policy that covers all officers, directors and “control persons” who have substantial share ownership or other control over election of directors.  Loans to insiders must be on terms that are substantially the same as those made to non-insiders, as demonstrated by the submission to the loan officer of at least three non-insider loans that are comparable, including with respect to interest rates and collateral. Extension of credit to insiders must be approved by the Board of Directors and be recommended by the Bank’s Management Loan Committee and Directors Loan Committee. Insider loans are also subject to maximum percentage and dollar limits.  The Board of Directors has not adopted a related party transactions policy with regard to transactions other than loans.  Company personnel are expected under the Company’s code of ethics to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated.  The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction to determine that they are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law.
Securities Trading Guidelines
The Company’s Code of Conduct, which applies to all employees, officers and directors, prohibits speculative trading, including short sales (a purchase and sale within 6 months) and trading in puts, calls and other options, with respect to the Company’s securities. The Company’s Code of Conduct includes provisions that govern the purchase, sale and other dispositions of our securities by directors, officers, and employees.  We believe that the insider trading policies and procedures set forth in our Code of Conduct are reasonably designed to promote compliance with insider trading laws, rules and regulations. The Company's Code of Conduct is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, as administered by the SEC, requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company.  Executive officers, directors and greater than ten percent shareholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.  Based solely upon a review of such reports, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on a timely basis.
Information Available to Shareholders
A copy of First Northern Community Bancorp’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2024, as filed with the Securities and Exchange Commission, is included with this mailing. additional copies will be furnished without charge to Shareholders upon written request to: Devon Camara-Soucy, Director of Administration & Shareholder Relations, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING:
THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT: WWW.THATSMYBANK.COM
First Northern Community Bancorp is required to file periodic reports and other information with the SEC under the Securities Exchange Act of 1934 and rules thereunder. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549.  Certain information is available electronically at the SEC’s internet web site at www.sec.gov.  You can also obtain a copy of the Company’s Annual Report on Form 10-K, this Proxy Statement and other periodic filings with the SEC through our website at www.thatsmybank.com.  The link to the Company’s SEC filings is on the Investor Relations page of the Company’s website.  No information contained on our website is incorporated by reference into this Proxy Statement.
Shareholder Proposals
Under the rules of the SEC, if a shareholder wants to include a proposal in the Company’s proxy statement and form of proxy for presentation at the 2026 annual meeting of shareholders, the proposal must be received by the Company at its principal executive offices by December 10, 2025.
Under the Company’s Bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.
Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal executive offices not less than 30 days or more than 60 days prior to any meeting of shareholders called for the election of directors and must contain certain information about the director nominee.  The Company’s annual meeting of shareholders is generally held in April or May.  If the Company’s 2026 annual meeting of shareholders that is due to be held May 19, 2026, is held on schedule, the Company must receive notice of any nomination no earlier than March 20, 2026, and no later than April 19, 2025.  The Chairman of the meeting may disregard the nomination of any person not made in compliance with the foregoing procedures.
Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days prior to the first anniversary of the preceding year’s annual meeting, unless the date of the 2026 annual meeting is advanced by more than 20 days or delayed by more than 70 days in which case notice must be received not more than 90 days and not less than the later of 70 days prior to the meeting or 10 days after the public announcement of the meeting date.  Assuming no such advance or delay, the Company must receive notice of any proposed business item no earlier than February 12, 2026, and no later than March 4, 2026.  If the Company does not receive timely notice, the Company’s Bylaws preclude consideration of the business item at the annual meeting.  With respect to notice of a proposed item of business, the Bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice.
A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company at the Company’s principal executive offices.

Other Matters
The management of the Company is not aware of any other matters to be presented for consideration at the Annual Meeting or any adjournments or postponements thereof.  If any other matters should properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.
By Order of the Board of Directors

Jeremiah Z. Smith
President and Chief Executive Officer

First Northern Bank
Operations Center
North First Street
Beacon
Gas
Station
Parking
210 Stratford Avenue
HWY 113 SOUTH
Sacramento →
Davis →
← Fairfield
← Vacaville
INTERSTATE 80
Stratford Avenue
Pitt School Road
City of Dixon
North First Street
West A Street

Operations Center Map

Appendix A

First Northern Community Bancorp
2026 Stock Incentive Plan
(Adopted by the Board of Directors as of March 20, 2025)
SECTION 1. PURPOSE.
The Plan was adopted by the Board of Directors and shall be effective as of March 15, 2026 or such earlier date when the Board of Directors has terminated the First Northern Community Bancorp Amended and Restated 2016 Stock Incentive Plan, in each case subject to the approval of the Company’s shareholders.  The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options), Restricted Shares, Stock Appreciation Rights, Stock Units and Other Stock Awards.
SECTION 2. DEFINITIONS.
(a)	“Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(b)	“Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Shares, Stock Appreciation Rights, Stock Units, Other Stock Awards, or Performance Based Awards.
(c)
“Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, as determined by the Board.  The Award Agreement is subject to the terms and conditions of the Plan.

(d)“Board” shall mean the Board of Directors of the Company, as constituted from time to time.
(e)
“Cause” (i) shall have the meaning provided to such term in any employment, consulting or other employment-related agreement by and between a Participant and the Company (or its affiliates and subsidiaries, as applicable), or (ii) if no such agreement is in place, then “Cause” shall mean a Participant has (A) willfully and intentionally violating any state or federal banking or securities laws or the bylaws, rules, policies or resolutions of the Company or the rules or regulations of the Federal Deposit Insurance Corporation, Federal Reserve Board or other regulatory agency or governmental authority having jurisdiction over the Company; (B) been convicted of any felony or a crime involving moral turpitude, or willfully and intentionally committing a fraudulent or dishonest act; or (C) willfully and intentionally disclosed, without authority, any secret or confidential information concerning the Company or any customer of the Company or taken any action which the Board determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Company.

(f)	“Change in Control” shall mean the occurrence of any of the following events:
i.
 A merger into or consolidation with another corporation, or merger of another corporation into Company or its parent holding company, First Northern Community Bancorp (“Bancorp”), and as a result less than fifty percent (50%) of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of Company or Bancorp immediately before the merger or consolidation.

ii.
 One person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock possessing thirty percent (30%) or more of the total voting power of the stock of Company or Bancorp (this constitutes acquisition of "Effective Control").  No Change in Control shall occur if additional voting shares are acquired by a person or persons who possessed Effective Control prior to acquiring additional shares.  This shall not apply to beneficial ownership of voting shares held in a fiduciary capacity by an entity of which Company or Bancorp directly or indirectly beneficially owns fifty percent (50%) or more of the outstanding voting securities, or voting shares held by an employee benefit plan maintained for the benefit of the Company's employees.

iii.
 A majority of the members of the Board of the Company or Bancorp is replaced during any twenty-four (24)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Bank or Bancorp before the date of the appointment or election.  This subparagraph shall only apply with respect to Bancorp if no other corporation is a majority shareholder of Bancorp.

iv.
 A Change in Control shall only occur with respect to Bancorp if Bancorp (i) is a majority shareholder of the Company; (ii) is a majority shareholder of any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in the Company; or (iii) is otherwise a “Relevant Corporation” as that term is used and defined in Code Section 409A (“Section 409A”).  For purposes of this Section 2(f), majority shareholder means a shareholder owning more than fifty percent (50%) of the total fair market value and total voting power of the Company, Bancorp, or a corporation in the chain referenced above.  No Change in Control shall occur unless the event constitutes a “Change of Ownership of a Corporation” or a “Change in the Effective Control of a Corporation” as defined under Section 409A.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended.
(h)	“Committee” shall mean the Compensation Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.
(i)	“Company” shall mean First Northern Community Bancorp, a California corporation.
(j)	“Consultant” shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent, a Subsidiary or an Affiliate.
(k)
“Disability” shall mean that the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the Company's employees.  The Company may, in its discretion, rely on a determination by the Social Security Administration or an insurance carrier (if the definition of "disability" applied by the carrier is consistent with this section) in determining whether a Participant has a Disability, and may require the Participant to submit proof of such determination.

(l)
“Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate and who is an “employee” within the meaning of Section 3401(c) of the Code and regulations issued thereunder.

(m)	“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

(n)
“Exercise Price” shall mean the amount for which one Share may be purchased upon the exercise of an Option, or the amount from which appreciation is measured upon exercise of a Stock Appreciation Right, as specified in an Award Agreement.

(o)	“Fair Market Value” means the fair market value of one Share, determined as follows:
(i)
if the Company’s Stock is traded on any established national securities exchange, including the New York Stock Exchange or The Nasdaq Stock Market, on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in such Stock) on such date as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

(ii)	if the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
For any date that is not a day on which the national stock exchange on which the Stock is traded is open for trading (a “Trading Day”), the Fair Market Value of a Share for such date shall be determined by using the closing sale price for the immediately preceding Trading Day.  Determination of the Fair Market Value pursuant to the foregoing provisions shall be conclusive and binding on all persons.
(p)	“ISO” shall mean an incentive stock option described in Section 422(b) of the Code.
(q)	“NSO” shall mean a stock option that is not an ISO.
(r)	“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.
(s)	“Other Stock Award” shall mean an Award based in whole or in part by reference to Stock which is granted pursuant to the terms and conditions of Section 10(g) of the Plan.
(t)	“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.
(u)
“Parent” shall mean Bancorp, and any other corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(v)	“Participant” shall mean the holder of an outstanding Award.
(w)	“Plan” shall mean the First Northern Community Bancorp 2026 Stock Incentive Plan.
(x)	“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan pursuant to a Restricted Shares.
(y)	“Restricted Shares” shall mean an award or sale of Shares pursuant to the terms and conditions of Section 6 of the Plan.
(z)	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(aa)
“Service” shall mean service as an Employee, a Consultant or an Outside Director, subject to such further limitations as may be set forth in the applicable Award Agreement.  Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company.  However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work.  The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.  In the absence of such determination, vesting of an Award shall be tolled during any unpaid leave (unless otherwise required by applicable law); provided, however, that upon a Participant’s return from military leave (under conditions that would entitle the Participant to protection upon such return under the Uniformed Services Employment and Reemployment Rights Act), the Participant shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as the Participant was providing services immediately prior to such leave.

(bb)	“Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).
(cc)	“Stock” shall mean the common stock of the Company.
(dd)	“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right which is granted pursuant to the terms and conditions of Section 8 of the Plan.
(ee)
“Stock Units” shall mean an Award of an unfunded and unsecured right to receive Shares (or cash or a combination of Shares and cash, as determined in the sole discretion of the Board) upon settlement of the Award, which is granted pursuant to the terms and conditions of Section 10 of the Plan.

(ff)
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(gg)
“Ten-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership for purposes of this Section 2(gg), the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 2. ADMINISTRATION.
(a)
General Rule.  The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company.  In addition, to the extent required by the Board, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) if the Stock is traded on an established stock exchange (such as the New York Stock Exchange or The NASDAQ Market), such other requirements as the applicable exchange may impose on compensation committees.

(b)
Committee for Non-Officer Grants.  The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such Awards.  Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.  To the extent permitted by applicable laws, the Board may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so grant.

(c)
Committee Procedures.  The Board shall designate one of the members of the Committee as chairman.  The Committee may hold meetings at such times and places as it shall determine.  The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d)	Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
i.	To interpret the Plan and to apply its provisions;
ii.	To adopt, amend or rescind rules, procedures and forms relating to the Plan;
iii.	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;
iv.	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
v.	To determine when Awards are to be granted under the Plan;
vi.	To select the Participants to whom Awards are to be granted;
vii.	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;
viii.
To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award, to determine whether an Option is to be classified as an ISO or as a NSO, and to specify the provisions of the agreement relating to such Award;

ix.
To amend any outstanding Award Agreement, subject to the requirements of (e), any applicable legal restrictions and the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

x.	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;
xi.	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;
xii.	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
xiii.	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

xiv.	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and
xv.	To take any other actions deemed necessary or advisable for the administration of the Plan.
Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act.  All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant.  No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.
(e)
Cancellation and Re-Grant of Stock Awards.  Notwithstanding any contrary provision of the Plan, neither the Board, nor the Committee, nor any other committee so designated by the Board, nor their designees, shall have the authority to: (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price thereof, or (ii) cancel outstanding Options or SARs with an Exercise Price above the current Fair Market Value per Share in exchange for another Option, SAR or other Award, unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 11.

SECTION 4. ELIGIBILITY.
Only Employees of the Company, a Parent or Subsidiary shall be eligible for the grant of ISOs.  Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs, Restricted Shares, Stock Appreciation Rights, Stock Units or Other Stock Awards.  Consultants which are entities shall be eligible for the grant of Awards (other than ISOs) subject to compliance with applicable securities law requirements.
SECTION 5. STOCK SUBJECT TO PLAN.
(a)
Share Limit.  Subject to Section 11, the aggregate number of Shares which may be issued under the Plan not exceed the number of Shares subject to outstanding awards granted under the Company’s 2016 Stock Incentive Plan (the “Predecessor Plan”), as of the effective date of the Plan, to the extent those awards expire, terminate or are cancelled for any reason without the issuance or delivery of such Shares, any Shares subject to vesting restrictions under the Predecessor Plan on the effective date of the Plan that are subsequently forfeited, and any reserved Shares not issued or subject to outstanding awards under the Predecessor Plan on the effective date of the Plan; provided, however, that such sum shall not exceed four hundred fifty thousand, four hundred fifty-two (450,452) Shares (the “Authorized Share Limit”).  The number of Shares which are subject to Options or other rights to acquire Shares pursuant to Awards which are outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.  Shares offered under the Plan shall be authorized but unissued Shares.

(b)
Director Grants. With respect to Awards granted to Outside Directors, the aggregate number of Shares which may be issued upon exercise or settlement of such Awards under the Plan shall be one-hundred thousand (100,000) Shares.  Any Awards granted to Outside Directors under the Plan may or may not be subject to vesting.  Vesting shall occur, if at all, in full or in installments, upon satisfaction of conditions specified in the applicable Award Agreement; provided, however, that all Shares subject to such an Award shall become fully vested in the event that a Change in Control takes place with respect to the Company.

(c)
Limitations on Awards.  Subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than fifty thousand (50,000) Shares; provided however, that no Outside Director may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than three thousand (3,000) Shares.

(d)
Additional Shares.  Shares subject to Awards that are cancelled, forfeited, settled in cash or expire by their terms, and Shares subject to Awards that are used to pay withholding obligations or the Exercise Price of an Option, will again be available for grant and issuance in connection with other Awards.  However, Shares that have actually been issued under the Plan will not be added back to the number of Shares available for issuance under the Plan unless reacquired by the Company pursuant to a forfeiture provision.

(e)
Substitution and Assumption of Awards.  The Board may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate).  The terms of such assumed, substituted or replaced Awards shall be as the Board, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan.  Any such substitute or assumed Awards shall not count against the Authorized Share Limit set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(d) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

SECTION 6. RESTRICTED SHARES.
(a)
Restricted Shares.  Subject to the terms of the Plan, the Committee may grant an Award of Restricted Shares to Participants in such amounts as the Committee, in its sole discretion, may determine.  Each grant of Shares pursuant to a Restricted Share under the Plan shall be evidenced by an Award Agreement between the Participant and the Company.  Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Committee, as set forth in the Award Agreement, that are not inconsistent with the Plan.  The provisions of such Award Agreements need not be identical.

(b)
Consideration.  If the Committee decides to sell Shares to a Participant rather than grant the Shares in its sole discretion, such that the Participant is required to pay a Purchase Price for such Shares before the Participant will receive the Shares, then the Committee shall determine the amount of such Purchase Price in its sole discretion.  The Purchase Price shall be payable in a form described in Section 8.

(c)
Vesting Restrictions.  Each grant of Shares shall be subject to such vesting and forfeiture conditions as the Board may determine.  Such restrictions shall be set forth in the applicable Award Agreement and, unless otherwise provided in the Award Agreement, shall apply to any dividends paid with respect to such Shares.  The vesting of a Restricted Share granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.

(d)
Voting and Dividend Rights.  The holders of Restricted Shares granted under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided, that the applicable Award Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e)
Restrictions on Transfer.  Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine.  Such restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. STOCK OPTIONS.
(a)
Stock Option Award.  Subject to the terms of the Plan, the Committee may grant Options to Participants in such amounts as the Committee, in its sole discretion, may determine.  Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company.  The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Committee, as set forth in the Award Agreement, which are not inconsistent with the Plan.  The provisions of the various Award Agreements entered into under the Plan need not be identical.

(b)
Number of Shares; Kind of Option.  Each Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.  The Award Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

(c)
Exercise Price.  Each Award Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 8.  Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:

i.
 Minimum Exercise Price for ISOs.  The Exercise Price per Share of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

ii.	Minimum Exercise Price for NSOs. The Exercise Price per Share of an NSO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
(d)
Term.  Each Award Agreement shall specify the term of the Option.  The term of an Option shall in no event exceed ten (10) years from the date of grant.  The term of an ISO granted to a Ten-Percent Shareholder shall not exceed five (5) years from the date of grant.  Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

(e)
Exercisability.  Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement.  Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events:

(i)
 Options Granted to Outside Directors.  The vesting and exercisability of an Option granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.

(f)
Transferability of Options.  During a Participant’s lifetime, his or her Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution.  Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by the Participant to a revocable trust or to one or more family members or a trust established for the benefit of the Participant and/or one or more family members.

(g)
Exercise of Options on Termination of Service.  Each Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service.  Each Award Agreement shall provide the Participant with the right to exercise the Option following the Participant’s termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term).  If the Participant’s Service is terminated for Cause, the Award Agreement may provide that the Participant’s right to exercise the Option terminates immediately on the effective date of the Participant’s termination.  To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Participant’s Service terminates.  The terms of the applicable Award Agreement with respect to the foregoing shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(h)
No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option.  No adjustments shall be made, except as provided in Section 11.

(i)
Modification, Extension and Renewal of Options.  Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares.  The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or increase the Participant’s obligations under such Option; provided, however, that a modification which may cause an ISO to become an NSO shall not be treated as materially impairing a Participant’s rights or increasing a Participant’s obligations under an Award.

SECTION 8. PAYMENT FOR SHARES.
(a)
General.  The entire Purchase Price of Shares or Exercise Price of Options issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 8, to the extent provided under applicable law.

(b)
Surrender of Stock.  To the extent permitted by the Committee in its sole discretion, payment may be made in whole or in part by surrendering (in good form for transfer), or attesting to ownership of, Shares which have already been owned by the Participant.  Such Shares shall be valued at their Fair Market Value on the date of surrender.

(c)	Services Rendered. As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent, a Subsidiary or an Affiliate.
(d)
Cashless Exercise.  To the extent permitted by the Committee in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e)
Share Pledge.  To the extent permitted by the Committee in its sole discretion and by the Company’s Code of Conduct, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as partial security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(f)
Net Exercise.  To the extent permitted by the Committee in its sole discretion, payment of the Exercise Price may be made by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or other form of payment permitted under the Option Award Agreement.

(g)	Other Forms of Payment. To the extent permitted by the Board in its sole discretion, payment may be made in any other form that is consistent with applicable laws, regulations and rules.
SECTION 9. STOCK APPRECIATION RIGHTS.
(a)
Stock Appreciation Right Award.  Subject to the terms of the Plan, the Committee may grant Stock Appreciation Rights to Participants in such amounts as the Committee, in its sole discretion, may determine.  Each grant of a Stock Appreciation Right under the Plan shall be evidenced by an Award Agreement between the Participant and the Company.  The Stock Appreciation Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Committee, as set forth in the Award Agreement, which are not inconsistent with the Plan.  The provisions of the various Stock Appreciation Right Award Agreements entered into under the Plan need not be identical.

(b)	Number of Shares. Each Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.
(c)	Exercise Price. Each Award Agreement shall specify the Exercise Price of the SAR. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
(d)
Term.  Each Award Agreement shall specify the term of the SAR.  The term of a SAR shall in no event exceed ten (10) years from the date of grant.  Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

(e)
Exercisability.  Each Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided, however, that no SAR shall be exercisable unless the Participant has delivered to the Company an executed copy of the Award Agreement and no SAR shall become fully exercisable before the 12-month anniversary of the date of grant of such SAR.  The Committee in its sole discretion shall determine when all or any installment of a SAR is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events.  The vesting and exercisability of a SAR granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.  SARs may be awarded in combination with Options, and such Awards may provide that the SARs will not be exercisable unless the related Options are forfeited.

(f)
Exercise of SARs.  Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g)
Transferability of SARs.  During a Participant’s lifetime, his or her SARs shall be exercisable only by the Participant or by the Participant’s guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution.  Notwithstanding the foregoing, however, to the extent permitted by the Committee in its sole discretion, a SAR may be transferred by the Participant to a revocable trust or to one or more family members or a trust established for the benefit of the Participant and/or one or more family members.

(h)
Exercise of SARs on Termination of Service.  Each SAR shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s Service.  Each Award Agreement shall provide the Participant with the right to exercise the SAR following the Participant’s termination of Service during the SAR term, to the extent the SAR was vested upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than Cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the SAR term).  If the Participant’s Service is terminated for Cause, the SAR Award Agreement may provide that the Participant’s right to exercise the SAR terminates immediately on the effective date of the Participant’s termination.  To the extent the SAR was not vested upon termination of Service, the SAR shall terminate when the Participant’s Service terminates.  The terms of the applicable Award Agreement with respect to the foregoing shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(j)
No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the SAR unless and until such person becomes entitled to receive Shares upon exercise of the SAR.  No adjustments shall be made, except as provided in Section 11.

(j)
Modification, Extension and Renewal of SARs.  Within the limitations of the Plan, the Committee may modify, extend or renew outstanding SARs or may accept the cancellation of outstanding SARs (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares.  The foregoing notwithstanding, except for a modification required to comply with any applicable law, regulation or rule, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or increase the Participant’s obligations under such SAR.

SECTION 10. STOCK UNITS AND OTHER STOCK AWARDS.
(a)
Stock Units Award.  Subject to the terms of the Plan, the Committee may grant Stock Units to Participants in such amounts as the Committee, in its sole discretion, may determine.  Each Award of Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company.  Such Award shall be subject to all applicable terms and conditions of the Plan and any other terms and conditions imposed by the Committee, as set forth in the Award Agreement, that are not inconsistent with the Plan.  The provisions of the various Stock Units Award Agreements entered into under the Plan need not be identical.

(b)
Number of Shares; Payment.  Each Stock Units Award Agreement shall specify the number of Shares that are subject to the Award and shall provide for the adjustment of such number in accordance with Section 11.  Unless otherwise provided in the Award Agreement, no consideration other than services shall be required of the Participant for a Stock Units Award.

(c)
Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement.  The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Award shall become vested in the event that a Change in Control occurs with respect to the Company.  The vesting of a Stock Units Award granted to a Participant for Service as an Outside Director shall be automatically accelerated in full in the event of a Change in Control.

(d)
Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of Trading Days.  The Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments.  The Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A of the Code.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(e)
Transfer Restrictions.  Unless otherwise provided in the Award Agreement, Stock Units may not be transferred other than by beneficiary designation, will or the laws of descent and distribution.  Any Award of Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries.

(f)
No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no voting, dividend or other rights as a shareholder with respect to any Shares covered by a Stock Units Award until such person receives such Shares upon settlement of the Award.  Unless the Award Agreement provides otherwise, the Participant shall have no right to be credited with amounts equal to dividends paid on Shares subject to the Stock Units Award.  A Participant shall have no rights under a Stock Units Award other than those of a general creditor of the Company.

(g)
Other Stock Awards.  The Board may grant other forms of Award under the Plan that are based in whole or in part on Stock or the value thereof.  Subject to the provisions of the Plan, the Board shall have authority in its sole discretion to determine the terms and conditions of such Other Stock Awards, including the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Awards.

SECTION 11. ADJUSTMENT OF SHARES.
(a)
General.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to the following: (a) the number and class of Shares available for future Awards under Section 5; (b) the number and class of Shares covered by each outstanding Award; and (c) the Exercise Price under each outstanding Award; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board.

(b)	Dissolution or Liquidation. To the extent not previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.
(c)
Mergers, Consolidations and Other Corporate Transactions.  In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, or in the event of such other corporate transaction, such as a separation or reorganization, outstanding Awards shall be treated as the Board determines, in each case without the Participant’s consent.  Subject to compliance with Section 409A of the Code, the Board may provide, without limitation, for one or more of the following: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (b) the assumption, in whole or in part, of the outstanding Awards by the surviving corporation or a successor entity or its parent; (c) the substitution, in whole or in part, by the surviving corporation or a successor entity or its parent of its own awards for such outstanding Awards; (d)  exercisability and settlement, in whole or in part, of outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement followed by the cancellation of such Awards (whether or not then vested or exercisable) upon or immediately prior to the effectiveness of the transaction; or (e) settlement of the intrinsic value of the outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement, with payment made in cash or cash equivalents or property (including cash or property subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (whether or not then vested or exercisable) (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).  For avoidance of doubt, the value of any property, including the value of property provided in settlement of an Award, shall be determined by the Board and, to the extent permitted under Section 409A of the Code, the settlement of an Award may provide for payment to be made on a delayed basis and/or contingent basis in recognition of and a reflection of escrows, earn-outs, or other limitations, conditions, contingencies or holdbacks applicable to holders of Stock in connection with the transaction.  Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.  The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d)
Reservation of Rights.  Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.  Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award.  The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. DEFERRAL OF AWARDS.
(a)	Committee Powers
Subject to compliance with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:
(i)
Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or
(iii)
Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)	General Rules
A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.
SECTION 13. AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.
SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.
(a)	Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.
(b)
Elections to Receive NSOs, SARs, Restricted Shares or Stock Units.  An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Committee.  Alternatively, the Committee may mandate payment in any of such alternative forms.  Such NSOs, SARs, Restricted Shares and Stock Units shall be issued under the Plan.  An election under this Section 14 shall be filed with the Company on the prescribed form.

(c)
Number and Terms of NSOs, SARs, Restricted Shares or Stock Units.  The number of NSOs, SARs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Committee.  The terms of such NSOs, SARs, Restricted Shares or Stock Units shall also be determined by the Committee.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. WITHHOLDING AND OTHER TAXES.
(a)
General.  A Participant or his or her successor shall pay, or make arrangements satisfactory to the Committee for the satisfaction of, any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan, including by cash payment or another method as provided in this Section 16.  The Company shall not be required to issue any Shares or make any cash payment under the Plan if such obligations are not timely satisfied.

(b)
Share Withholding.  The Committee may permit a Participant to satisfy all or part of his or her withholding tax obligations by having the Company withhold all or a portion of any Shares that would otherwise be issued to him or her upon exercise or settlement of an Award, or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may a Participant surrender Shares in excess of the legally required maximum tax withholding amount.  Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.  Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.  All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

(c)
Same-Day Sale Payment.  To the extent permitted by the Committee in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of any withholding taxes.

(d)
Sell-to-Cover Payment.  To the extent permitted by the Committee in its sole discretion, and if a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as whole or partial security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of any withholding taxes

(e)	Other Forms of Payment. The Committee may permit such other means of tax withholding as it deems appropriate.
(f)
Employer Fringe Benefit Taxes.  To the extent permitted by applicable federal, state, local and foreign law, a Participant shall be liable for any fringe benefit tax that may be payable by the Company and/or the Participant’s employer in connection with any award granted to the Participant under the Plan, which the Company and/or employer may collect by any reasonable method established by the Company and/or employer.

(g)
Section 409A.  Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A.  If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (a) six months and one day after the Participant’s separation from service, or (b) the Participant’s death, but only to the extent such delay is necessary to prevent the Award from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.  The provisions of the Plan and each Award Agreement are intended to comply with or be exempt from the provisions of Section 409A and shall be interpreted in a manner consistent therewith.  Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, the Board may in its sole discretion (but without any obligation to do so) amend the terms of any Award to the extent it determines necessary to comply with Section 409A.

SECTION 17. TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS.
(a)
Transfer Restrictions.  Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

SECTION 18. PERFORMANCE BASED AWARDS.
The number of Shares or the amount of cash or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals (such Awards, a “Performance Based Award”).  The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

SECTION 19. NO RETENTION RIGHTS.
No provision of the Plan, or any Award granted under the Plan, shall be construed to give any Participant any right to become an Employee or other Service provider, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or Subsidiary to whom the Participant provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause.
SECTION 20. DURATION AND AMENDMENTS.
(a)
Term of the Plan.  In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date.  The Plan shall terminate automatically ten (10) years after the later of (a) its adoption by the Board, or (b) the most recent increase in the number of Shares reserved under Section 5 (other than pursuant to Section 11) that was approved by shareholders on or within twelve (12) months after the Board’s approval of such increase.  The Plan may be terminated on any earlier date pursuant to Section (b) below.

(b)
Right to Amend or Terminate the Plan.  The Board may amend, suspend, or terminate the Plan at any time and for any reason.  An amendment of the Plan shall not be subject to the approval of the Company’s shareholders unless it (a) increases the number of Shares available for issuance under the Plan (except as provided in Section 11) or (b) materially changes the class of persons who are eligible for the grant of Awards.

(c)
Effect of Amendment or Termination.  No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise or settlement of an Award granted prior to such termination.  Except as otherwise permitted by the Plan or an Award Agreement or as required to comply with any applicable law, regulation or rule, the termination of the Plan, or any amendment thereof, shall not have a material adverse effect on any Award previously granted under the Plan without the holder’s consent; provided, however, that an amendment which may cause an ISO to become an NSO shall not be treated as having a material adverse effect on an Award.

Appendix B

FIRST NORTHERN COMMUNITY BANCORP
2026 EMPLOYEE STOCK PURCHASE PLAN
(Adopted by the Board of Directors as of March 20, 2025)
SECTION 1.  PURPOSE OF THE PLAN.
The Plan was adopted by the Board of Directors on March 20, 2025 and is effective on March 15, 2026 (the “Effective Date”).  The purpose of the Plan is to provide a broad-based employee benefit to attract the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify under Section 423 of the Code.
SECTION 2.  DEFINITIONS.
(a) “Board” means the Board of Directors of the Company, as constituted from time to time.
(b) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(c) “Committee” means the Compensation Committee of the Board or such other committee, comprised exclusively of one or more directors of the Company, as may be appointed by the Board from time to time to administer the Plan.  To the extent a such a committee is not appointed by the Board to administer the Plan, references to “Committee” in this Plan shall refer to the Board.
(d) “Company” means First Northern Community Bancorp, a California corporation.
(e) “Compensation” means, unless provided otherwise by the Committee in the terms and conditions of an Offering, base salary and wages paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under Sections 401(k) or 125 of the Code. “Compensation” shall, unless provided otherwise by the Committee in the terms and conditions of an Offering, include variable compensation (including commissions, bonuses, incentive compensation, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options or any other equity awards, and similar items. The Committee shall determine whether a particular item is included in Compensation.
(f) “Corporate Reorganization” means:
(i)	the consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or
(ii)	the sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.
(g) “Eligible Employee” means any Employee (i) who has been continually employed for at least ninety (90) days prior to the commencement of an Offering Period and (ii) who is an Employee at the commencement of any Offering Period.
(h) “Employee” means any person who is “employed” for purposes of Section 423(b)(4) of the Code by a Participating Company. However, service solely as a director, or payment of a fee for such services, will not cause a director to be considered an “Employee” for purposes of the Plan.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(j) “Fair Market Value” means the fair market value of a share of Stock, determined as follows:
(i)
if Stock was traded on any established national securities exchange, including the New York Stock Exchange or The Nasdaq Stock Market, on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on such date as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

(ii)	if the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
For any date that is not a Trading Day, the Fair Market Value of a share of Stock for such date shall be determined by using the closing sale price for the immediately preceding Trading Day.  Determination of the Fair Market Value pursuant to the foregoing provisions shall be conclusive and binding on all persons.
(k) “Offering” means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.
(l) “Offering Date” means the first day of an Offering.
(m) “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).
(n) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).
(o) “Participating Company” means (i) the Company, (ii) First Northern Bank of Dixon, and (iii) such present or future Subsidiaries designated by the Committee as a Participating Company.
(p) “Plan” means this First Northern Community Bancorp 2026 Employee Stock Purchase Plan, as it may be amended from time to time.
(q) “Plan Account” means the account established for each Participant pursuant to Section 8(a).
(r) “Purchase Date” means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering.
(s) “Purchase Period” means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.
(t) “Purchase Price” means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).
(u) “Stock” means the common stock of the Company.
(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w) “Trading Day” means a day on which the national stock exchange on which the Stock is traded is open for trading.
SECTION 3.  ADMINISTRATION OF THE PLAN.
(a) Administrative Powers and Responsibilities.  The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable.  Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held.  The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons.  The Company shall pay all expenses incurred in the administration of the Plan.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.  The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.  Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate.  All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant.  No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan.  Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan.  In such event, the Board shall have all of the authority and responsibility granted to the Committee herein. The Committee shall be fully indemnified by the Company with respect to such action, determination or interpretation against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by him or her in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Committee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Committee may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.
SECTION 4.  ENROLLMENT AND PARTICIPATION.
(a) Offering Periods.  While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period.  Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges.  The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed twenty-seven (27) months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares of Stock purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan.  The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date.  The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.

(b) Enrollment.  Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by completing the enrollment process prescribed and communicated for this purpose from time to time by the Company to Eligible Employees.
(c) Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a).  A Participant who withdrew from the Plan under Section 6(a). may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.  A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.  Except as otherwise provided in the terms and conditions of an Offering, when a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.
SECTION 5.  EMPLOYEE CONTRIBUTIONS.
(a) Frequency of Payroll Deductions.  A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering.  Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided under the terms and conditions of an Offering, shall occur on each payday during participation in the Plan.
(b) Amount of Payroll Deductions.  An Eligible Employee shall designate during the enrollment process the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock.  Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) nor more than ten percent (10%) (or such lower rate of Compensation specified as the limit in the terms and conditions of the applicable Offering).
(c) Changing Withholding Rate.  Unless otherwise provided under the terms and conditions of an Offering, (i) a Participant may not increase the rate of payroll withholding during the Offering Period, and (ii) a Participant may discontinue or decrease the rate of payroll withholding during the Offering Period to a whole percentage of his or her Compensation (including a reduction to zero percent (0%)) in accordance with such procedures and subject to such limitations as the Company may establish for all Participants.  A Participant may also increase or decrease the rate of payroll withholding effective for a new Offering Period by submitting an authorization to change the payroll deduction rate pursuant to the process prescribed by the Company from time to time.  The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation consistent with Subsection (b) above.
(d) Discontinuing Payroll Deductions.  If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a).  In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).

SECTION 6.  WITHDRAWAL FROM THE PLAN.
(a) Withdrawal.  A Participant may elect to withdraw from the Plan by giving notice pursuant to the process prescribed and communicated by the Company from time to time.  Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering.  In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock.  As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest.  No partial withdrawals shall be permitted.
(b) Re-enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b).  Re-enrollment may be effective only at the commencement of an Offering Period.
SECTION 7.  CHANGE IN EMPLOYMENT STATUS.
(a) Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).  A transfer from one Participating Company to another shall not be treated as a termination of employment.
(b) Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing.  Employment, however, shall be deemed to terminate three (3) months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.
(c) Death.  In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's Plan Account under the Plan in the event of such Participant's death subsequent to the purchase of shares but prior to delivery to him of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death prior to the last day of an Offering Period. Such designation of beneficiary may be changed by the Participant at any time by written notice.
SECTION 8.  PLAN ACCOUNTS AND PURCHASE OF SHARES.
(a) Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes.  No interest shall be credited to Plan Accounts.
(b) Purchase Price.  The Purchase Price for each share of Stock purchased during an Offering Period shall be the lesser of:
(i)	eighty-five percent (85%) of the Fair Market Value of such share on the Purchase Date; or

(ii)	eighty-five percent (85%) of the Fair Market Value of such share on the Offering Date.
The Committee may specify for an alternate Purchase Price amount or formula in the terms and conditions of an Offering, but in no event may such amount or formula result in a Purchase Price less than that calculated pursuant to the immediately preceding formula.
(c) Number of Shares Purchased.  As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a).  The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account (rounded down to the nearest whole share, unless otherwise set forth in the terms and conditions of an Offering).  Unless provided otherwise by the Committee prior to commencement of an Offering or provided in the terms and conditions of an Offering, the maximum number of shares of Stock which may be purchased by an individual Participant during such Offering is five thousand (5,000) shares. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Section 9(b) and Section 14(a).  For each Offering Period and, if applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares of Stock purchasable by all Participants in the aggregate.
(d) Available Shares Insufficient.  In the event that the aggregate number of shares of Stock that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares of Stock remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares of Stock to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares of Stock that such Participant has elected to purchase and the denominator of which is the number of shares of Stock that all Participants have elected to purchase.
(e) Issuance of Stock.  Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Company may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Company.  Shares of Stock may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.
(f) Unused Cash Balances.  Unless otherwise set forth in the terms and conditions of an Offering, an amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash at the end of the Offering Period, without interest, if his or her participation is not continued.  Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) or any other limitation shall be refunded to the Participant in cash, without interest.
(g) Stockholder Approval.  The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9.  LIMITATIONS ON STOCK OWNERSHIP.
(a) Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company.  For purposes of this Subsection (a), the following rules shall apply:
(i)	ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;
(ii)	each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and
(iii)
each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under the Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.

(b) Dollar Limit.  Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such Stock per calendar year (under the Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of Section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.
For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased.  Employee stock purchase plans not described in Section 423 of the Code shall be disregarded.  If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).
SECTION 10.  RIGHTS NOT TRANSFERABLE.
The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).
SECTION 11.  NO RIGHTS AS AN EMPLOYEE.
Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause. Participation in the Plan is voluntary.
SECTION 12.  NO RIGHTS AS A STOCKHOLDER.
A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.
SECTION 13.  SECURITIES LAW REQUIREMENTS.
Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14.  STOCK OFFERED UNDER THE PLAN.
(a) Authorized Shares.   The maximum aggregate number of shares of Stock available for purchase under the Plan sum of (x) the number of shares subject to an offering under the First Northern Community Bancorp 2016 Employee Stock Purchase Plan (the “Predecessor Plan”) as of the Effective Date, to the extent that the offering expires or terminates or the Participant withdraws from the offering without the purchase of such shares, plus (y) any reserved shares not purchased or subject to an offering under the Predecessor Plan on the Effective Date; plus (z) 260,264 shares of Stock; provided, however, that such sum shall not exceed three hundred thousand (300,000) shares of Stock.  The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14(b).
(b) Antidilution Adjustments.  The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than common stock) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).
(c) Reorganizations.  Any other provision of the Plan notwithstanding, in the event of a Corporate Reorganization in which the Plan is not assumed by the surviving corporation or its parent corporation pursuant to the applicable plan of merger or consolidation, the Offering Period then in progress shall terminate immediately prior to the effective time of such Corporate Reorganization and either shares shall be purchased pursuant to Section 8 or, if so determined by the Board or Committee, all amounts in all Participant Accounts shall be refunded pursuant to Section 15 without any purchase of shares.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15.  AMENDMENT OR DISCONTINUANCE.
The Board or Committee shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board or Committee may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant.  Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company.  In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. The Plan shall continue until the earlier to occur of (a) termination of the Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under the Plan. In addition to the above, without any further action by the Board or the Committee, the Plan shall terminate automatically ten (10) years after the later of (a) its adoption by the Board, or (b) the most recent increase in the number of Shares reserved under Section 14(a) (other than pursuant to Section 14(b)) that was approved by shareholders on or within twelve (12) months after the Board’s approval of such increase.
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